UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the
Securities Exchange Act of 1934 (Amendment No. _____)

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[ X ] Definitive Proxy Statement
[    ]  Definitive Additional Materials
[    ]  Soliciting Material Pursuant to sec. 240.14a-12

MOHAWK INDUSTRIES, INC.

(Name of Registrant as Specified in its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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To the Stockholders of Mohawk Industries, Inc.:

      You are cordially invited to attend the annual meeting of stockholders to be held on Wednesday, May 16, 2007, at 10:00 a.m. local time, at the corporate headquarters of the Company, 160 South Industrial Boulevard, Calhoun, Georgia 30701.

      The principal business of the meeting will be to elect a class of directors to serve a three-year term beginning in 2007 and to consider and vote upon the Mohawk Industries, Inc. 2007 Long-Term Incentive Plan. At the meeting, we also will present an overall review of the business and recent results.

      Whether or not you plan to attend the annual meeting, please complete, sign, date and return the enclosed proxy card in the enclosed, postage-prepaid envelope at your earliest convenience so that your shares will be represented at the meeting.  If you choose to attend the meeting, you may revoke your proxy and personally cast your votes. To receive a map and driving directions to the corporate headquarters, please call Deby Barnes at (706) 624-2246.

                                                                                               Sincerely yours,

                                                                                                JEFFREY S. LORBERBAUM
                                                                                                Chairman, President & Chief Executive Officer

Calhoun, Georgia
April 9, 2007

MOHAWK INDUSTRIES, INC.
160 South Industrial Boulevard
P. O. Box 12069
Calhoun, Georgia 30701

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 16, 2007

      The annual meeting of stockholders of Mohawk Industries, Inc. (the ''Company'') will be held on Wednesday, May 16, 2007, at 10:00 a.m. local time, at the corporate headquarters of the Company, 160 South Industrial Boulevard, Calhoun, Georgia 30701.

      The meeting is called for the following purposes:

  To elect three persons who will serve as the Company's Class III directors for a three-year term beginning in 2007;

  To consider and vote upon the Mohawk Industries, Inc. 2007 Long-Term Incentive Plan; and
  To consider and act upon such other business as may properly come before the meeting or any adjournments thereof.

      The Board of Directors has fixed March 26, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES WILL BE REPRESENTED. IF YOU CHOOSE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND PERSONALLY CAST YOUR VOTES.

                                                                                               By Order of the Board of Directors,

                                                                                               BARBARA M. GOETZ
                                                                                               Corporate Secretary

Calhoun, Georgia
April 9, 2007

MOHAWK INDUSTRIES, INC.
160 South Industrial Boulevard
P. O. Box 12069
Calhoun, Georgia 30703

PROXY STATEMENT

      This Proxy Statement is furnished by and on behalf of the Board of Directors of Mohawk Industries, Inc. (''Mohawk'' or the ''Company'') in connection with the solicitation of proxies for use at the annual meeting of stockholders of the Company to be held on Wednesday, May 16, 2007, and at any and all adjournments or postponements thereof (the ''Annual Meeting''). This Proxy Statement and the enclosed proxy card will be first mailed on or about April 9, 2007, to the stockholders of record of the Company (the ''Stockholders'') on March 26, 2007 (the ''Record Date'').

      Proxies will be voted as specified by Stockholders. Unless contrary instructions are specified, if the enclosed proxy card is executed and returned (and not revoked) prior to the Annual Meeting, the shares of the common stock of the Company (the ''Common Stock'') represented thereby will be voted FOR election of the nominees listed in this Proxy Statement as directors of the Company and FOR the approval of the Mohawk Industries, Inc. 2007 Long-Term Incentive Plan (the "2007 Incentive Plan"). A Stockholder's submission of a signed proxy will not affect his or her right to attend and to vote in person at the Annual Meeting. Stockholders who execute a proxy may revoke it at any time before it is voted by (i) filing a written revocation with the Secretary of the Company, (ii) executing a proxy bearing a later date or (iii) attending and voting in person at the Annual Meeting.

      The presence of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or by proxy, will constitute a quorum. Shares of Common Stock represented by proxies at the meeting, including broker nonvotes and those that are marked "withhold authority" will be counted as shares present for purposes of establishing a quorum. A broker nonvote occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Once a quorum is established, the election of directors will require the affirmative vote of a plurality of the shares of Common Stock represented and entitled to vote in the election at the Annual Meeting, and the approval of the 2007 Incentive Plan will require the affirmative vote of a majority of the votes cast by holders of the shares of Common Stock at the Annual Meeting. Neither withholding authority to vote with respect to one or more nominees nor a broker nonvote will have an effect on the outcome of the election of directors. Neither absentees nor broker nonvotes will have an effect on the outcome of the vote to approve the 2007 Incentive Plan.

      Pursuant to the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation"), holders of Common Stock will be entitled to one vote for each share of Common Stock held. Pursuant to the provisions of the Delaware General Corporation Law, March 26, 2007 has been fixed as the Record Date for determination of Stockholders entitled to notice of and to vote at the Annual Meeting, and, accordingly, only holders of Common Stock of record at the close of business on that day will be entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 68,051,397 shares of Common Stock issued and outstanding held by approximately 362 Stockholders.

THE BOARD OF DIRECTORS URGES YOU TO SIGN, DATE AND RETURN
THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

PROPOSAL 1 - ELECTION OF DIRECTORS

      The Company's Certificate of Incorporation provides for the Board of Directors of the Company to consist of three classes of directors serving staggered terms of office. Upon the expiration of the term of office for a class of directors, the nominees for that class will be elected for a term of three years to serve until the election and qualification of their successors. Phyllis O. Bonanno, David L. Kolb and W. Christopher Wellborn have been nominated for re-election as Class III directors at the Annual Meeting.  In compliance with the Company's Corporate Governance Guidelines regarding retirement age for directors, Mr. Benatar will not stand for re-election at the Annual Meeting.  The Class I and Class II directors have one year and two years, respectively, remaining on their terms of office and will not be voted upon at the Annual Meeting.

      The Company's Certificate of Incorporation provides that the Company shall have at least two and no more than eleven directors, with the Board of Directors to determine the exact number. In addition, the Certificate of Incorporation divides the Board of Directors into three classes, with each to consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. The Board of Directors has by resolution set the number of directors at ten.

      It is the intention of the persons named as proxies to vote the proxies for Ms. Bonanno's, Mr. Kolb's and Mr. Wellborn's election as a Class III director of the Company, unless the Stockholders direct otherwise in their proxies. Each of Ms. Bonanno, Mr. Kolb and Mr. Wellborn has consented to continue to serve as a director of the Company if re-elected. In the unanticipated event that any of Ms. Bonanno, Mr. Kolb and Mr. Wellborn refuses or is unable to serve as a director, the persons named as proxies reserve full discretion to vote for such other person or persons as may be nominated. The Board of Directors has no reason to believe that any of Ms. Bonanno, Mr. Kolb and Mr. Wellborn will be unable or will decline to serve as a director.

      The affirmative vote of a plurality of the shares represented and entitled to vote in the election at the Annual Meeting at which a quorum is present is required for the election of the nominees.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR THE ELECTION OF THE NOMINEES LISTED BELOW

Director, Director Nominee and Executive Officer Information

      Based on information supplied by them, set forth below is certain information concerning the nominees for election as Class III directors and the directors in Classes I and II whose terms of office will continue after the Annual Meeting, including the name and age of each, current principal occupation (which has continued for five years unless otherwise indicated), the name and principal business of the organization in which such occupation is carried on, the year each was elected to the Board of Directors of the Company, all positions and offices held during 2006 with the Company, and directorships in other publicly held companies.

Nominees for Director

      Class III Nominees For Director (Current Terms Expire 2007)

      Phyllis O. Bonanno- Ms. Bonanno (age 64) has been a director of the Company since February 26, 2004. Ms. Bonanno is currently the President and Chief Executive Officer of International Trade Solutions, Inc. Ms. Bonanno served as President and Chief Executive Officer of Columbia College from July 1997 until March 2000 and served as the Vice President for International Trade at Warnaco, Inc. from 1986 to 1997. Ms. Bonanno has also served as a personal assistant to President Lyndon Johnson and as the first director of the U.S. Trade Representative's ("USTR") Office of Private Sector Liaison in the Executive Office of Presidents Carter and Reagan. In addition, while serving at the USTR, Ms. Bonanno served as the Executive Director of the President's Advisory Committee on Trade Negotiations. Ms. Bonanno is also a director of Adams Express Company, a diversified equity investment company, BorgWarner Inc., a manufacturer of automotive equipment, and Petroleum and Resources Corporation, a conservative equity investment company specializing in energy and natural resources companies.

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      David L. Kolb- Mr. Kolb (age 68) served as President of Mohawk Carpet Corporation (now one of the Company's principal operating subsidiaries) until Mohawk Carpet Corporation was acquired by the Company in December 1988, at which time he became Chairman of the Board of Directors and Chief Executive Officer of the Company. Effective January 1, 2001, Mr. Kolb retired from his position as Chief Executive Officer.  He retired as Chairman on May 19, 2004.  Prior to joining Mohawk Carpet Corporation, Mr. Kolb served in various executive positions with Allied-Signal Corporation for 19 years, most recently as Vice President and General Manager of Home Furnishings.  Mr. Kolb is also a director of Aaron Rents, Inc., a home furnishings retailer, Chromcraft Revington, Inc., a furniture manufacturer, and Paxar Corporation, a provider of identification and tracking solutions to retailers and apparel manufacturers. In addition, Mr. Kolb is a trustee of the Schenck School and Mount Vernon Presbyterian School.

      W. Christopher Wellborn- Mr. Wellborn (age 51) was Executive Vice President, Chief Financial Officer and Assistant Secretary of Dal-Tile International Inc. ("Dal-Tile") (now one of the Company's principal operating subsidiaries) from August 1997 through March 20, 2002 when he was named a director of the Company and President - Dal-Tile.  Mr. Wellborn was named Chief Operating Officer of the Company on November 15, 2005.  From June 1993 to August 1997, Mr. Wellborn was Senior Vice President and Chief Financial Officer of Lenox, Inc. Mr. Wellborn is on the board of directors of Palm Harbor Homes, Inc., a builder of manufactured and modular custom homes.

Continuing Directors

      Class I Directors Continuing in Office (Terms Expire 2008)

      John F. Fiedler- Mr. Fiedler (age 68) has been a director of the Company since March 20, 2002. Mr. Fiedler is the retired Chairman of the Board of Directors of BorgWarner Inc, a manufacturer of automotive equipment. He most recently served as Chief Executive Officer of BorgWarner having been named Chairman and Chief Executive Officer in January 1995. Prior to that, Mr. Fiedler served as President and Chief Operating Officer of BorgWarner. Before joining BorgWarner in June 1994, Mr. Fiedler was Executive Vice President of The Goodyear Tire & Rubber Company, where he was responsible for North American Tires. Mr. Fiedler's 29-year career with Goodyear included numerous sales, marketing and manufacturing positions in the United States and the Far East.  Mr. Fiedler is also a director of YRC Worldwide (formerly Yellow Roadway Corporation) a provider of global transportation solutions, Snap-on Incorporated, a global developer, manufacturer and marketer of tools and equipment solutions for professional tool users, and AirTran Holdings, Inc., a low cost air travel provider. He is also a member of the Kent State Foundation Commission and on the advisory board of Prism Capital, a Mezzanine Fund, L.P.

      Jeffrey S. Lorberbaum- Mr. Lorberbaum (age 52) has been a director of the Company since March 28, 1994 and served as President and Chief Operating Officer of the Company since January 24, 1995. Effective January 1, 2001, Mr. Lorberbaum succeeded David L. Kolb as Chief Executive Officer and currently holds the positions of Chairman of the Board, President and Chief Executive Officer. Mr. Lorberbaum joined Aladdin Mills, Inc. ("Aladdin"), a company acquired in 1994 by the Company, in 1976 and served as Vice President-Operations from 1986 until February 25, 1994 when he became President and Chief Executive Officer of Aladdin.

      Robert N. Pokelwaldt- Mr. Pokelwaldt (age 70) has been a director of the Company since the consummation of the Company's initial public offering in 1992 (the "Initial Public Offering").  Mr. Pokelwaldt served as Chairman and Chief Executive Officer of York International Corporation, a manufacturer of air conditioning and cooling systems, from January 1993 until his retirement in October 1999.  He also served York International Corporation from June 1991 until January 1993 as President, Chief Executive Officer and a director and, from January 1990 until June 1991, as President and Chief Operating Officer.  Mr. Pokelwaldt is also a director of Intersil Corp., a telecommunications chip manufacturer.

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      Class II Directors Continuing in Office (Terms Expire 2009)

      Bruce C. Bruckmann- Mr. Bruckmann (age 53) has been a director of the Company since October 1992.  Mr. Bruckmann has been a Managing Director of Bruckmann, Rosser, Sherrill & Co., Inc., a private equity investment firm, since January 1995.  From March 1994 to January 1995, Mr. Bruckmann served as Managing Director of Citicorp Venture Capital, Ltd. (''CVC, Ltd.'') and as an executive officer of 399 Venture Partners, Inc. (formerly Citicorp Investments, Inc.).  From 1983 until March 1994, Mr. Bruckmann served as Vice President of CVC, Ltd. Mr. Bruckmann is also a director of Town Sports International, Inc., a fitness club operator, Penhall International, Inc., a renter of operator-assisted construction equipment, and H&E Equipment Services L.L.C., a renter and distributor of industrial and construction equipment. Mr. Bruckmann also serves as director for several private companies.

      Frans G. De Cock- Mr. De Cock (age 64) was elected to the Company's Board of Directors on October 31, 2005 effective upon the closing of the Company's acquisition of Unilin Flooring BVBA and its affiliated companies ("Unilin") and was named President - Unilin in November 2005.  Before joining Mohawk, Mr. De Cock was one of the managing directors of Unilin. From 1997 until 1999, he also served as President of the European Federation of Associations of Particleboard Manufacturers and, from 1999 until 2004, as President of the European Panel Federation.

      Larry W. McCurdy- Mr. McCurdy (age 71) has been a director of the Company since the consummation of the Company's Initial Public Offering.  Mr. McCurdy was President and Chief Executive Officer of Moog Automotive, Inc., a privately held manufacturer of automotive aftermarket products, from November 1985 until April 1994.  Moog Automotive, Inc. was acquired by Cooper Industries, Inc., a manufacturer of electrical and automotive products, tools and hardware, in October 1992, and Mr. McCurdy became Executive Vice President-Operations of Cooper Industries, Inc. in April 1994.  Mr. McCurdy held that position until March 7, 1997, when he became President, Chief Executive Officer and a director of Echlin Inc., a worldwide manufacturer of motor vehicle parts.  On December 17, 1997, Mr. McCurdy was elected Chairman of the board of directors of Echlin, Inc. In July 1998, Echlin was merged with Dana Corporation, a global leader in the engineering, manufacturing and distribution of components and systems for worldwide vehicular and industrial manufacturers. Mr. McCurdy served as President of the Dana Automotive Aftermarket Group from July 1998 until his retirement in August 2000. Mr. McCurdy also serves on the boards of directors of Affinia Group, Inc., Lear Corporation, both international manufacturers for original equipment vehicles, and General Parts, Inc., a North American automotive parts distributor.

      In connection with the merger of Aladdin with a wholly owned subsidiary of the Company in February 1994 (the "Aladdin Merger"), the Company agreed to appoint to its Board of Directors up to two persons designated by the former shareholders of Aladdin.  Since 1999, Messrs. Jeffrey S. Lorberbaum and Sylvester H. Sharpe were such designees. Effective May 17, 2006, Mr. Sharpe retired from the Board of Directors. The Company is required to nominate up to two persons designated by such holders for election or re-election, as the case may be, to the Board of Directors of the Company and to use its best efforts to cause such nominees to be elected to the Board of Directors. At this time, the holders have decided not to designate anyone to fill the vacancy created by Mr. Sharpe's retirement.  At such time as the former shareholders of Aladdin have disposed of 50% or more of the Common Stock issued to them in the Aladdin Merger, the Company will be required to nominate only one such person to the Board of Directors, and at such time as the former shareholders of Aladdin have disposed of 75% or more of the Common Stock issued to them in the Aladdin Merger, the Company will no longer be required to nominate any of such persons to the Board of Directors.

      In connection with the acquisition of Unilin by the Company in October 2005, the Company agreed to appoint to its Board of Directors a representative designated by Unilin, and Mr. Frans G. De Cock is such designee.

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Executive Officers

      The executive officers of the Company serve at the discretion of the Board of Directors and are comprised of Messrs. Frans G. De Cock, Jeffrey S. Lorberbaum and W. Christopher Wellborn (who are identified above), Frank H. Boykin, Thomas J. Kanuk, H. Monte Thornton and Harold G. Turk.

      Frank H. Boykin- Mr. Boykin (age 51) served as Corporate Controller of the Company from April 1993 until May 1999, when he was appointed Vice President, Corporate Controller. In August 2004, Mr. Boykin was appointed Vice-President of Finance, and in January 2005, he was appointed Vice President-Finance and Chief Financial Officer of the Company. Before joining the Company, Mr. Boykin served as a Senior Manager at KPMG LLP.

     Thomas J. Kanuk- Mr. Kanuk (age 54) serves as the Company's Vice President, Corporate Controller and Chief Accounting Officer. Prior to joining the Company in September 2006, Mr. Kanuk served as Corporate Controller and Chief Accounting Officer of Dresser, Inc, a global suppler of engineered products, from 2002 to 2006. From 1998 to 2002, Mr. Kanuk served as the Corporate Controller for Dal-Tile International Inc., a principal operating subsidiary of the Company.

      H. Monte Thornton- Mr. Thornton (age 66) joined Karastan Bigelow, a division of Fieldcrest Cannon, Inc. ("Karastan") in July 1990 and was named President of Karastan at the time of that division's acquisition by Mohawk in July 1993. Mr. Thornton served in that position until April 2000 when he became President of the Fashion and Performance Division (which serves the commercial and hospitality markets and the Karastan customers). On December 1, 2001, Mr. Thornton was appointed President-Mohawk Flooring, assuming responsibility for sales and marketing of carpet and hard surface products. On July 1, 2005, in addition to his current responsibilities, Mr. Thornton assumed responsibility for manufacturing and administration of carpet and hard surface products.  Before joining Karastan, Mr. Thornton served as President of Hollytex, Inc., a carpet manufacturer, which he joined in December 1984.

      Harold G. Turk- Mr. Turk (age 60) joined Dal-Tile Corporation in 1976.  From March 2002 through December 2005 he served as executive vice president of the Daltile Strategic Business Unit (SBU) of Dal-Tile.  In January 2006, Mr. Turk was promoted to President - Dal-Tile.

Meetings and Committees of the Board of Directors

      General.   During fiscal 2006, the Board of Directors held six meetings. All members of the Board of Directors attended at least 75% of the total number of Board of Directors and Committee meetings that they were eligible to attend. All members of the Board at the time of the 2006 annual stockholder meeting were present at such meeting.

      The Board of Directors has affirmatively determined, considering generally all facts and circumstances regarding each independent director, that none of Ms. Bonanno, Mr. Bruckmann, Mr. Fiedler, Mr. Kolb, Mr. McCurdy or Mr. Pokelwaldt have a material relationship that would interfere with such director's exercise of independent judgment in carrying out the responsibilities of a director, and therefore they are independent within the meaning of the standards for independence set forth in the Company's corporate governance guidelines, which are consistent with, and in some cases more exacting than, applicable Securities and Exchange Commission ("SEC") rules and New York Stock Exchange ("NYSE") corporate governance standards. Definitions of independence for directors and committee members can be found on the Company's website at www.mohawkind.com under the heading "Corporate Governance."

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      The Company has a standing Audit Committee (the "Audit Committee") of the Board of Directors established in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee is comprised of four directors (Mr. McCurdy (Chairman), Mr. Bruckmann, Mr. Kolb and Mr. Pokelwaldt) who have been determined by the Board of Directors to be independent as discussed above. The Board of Directors has determined that Mr. McCurdy is qualified as the audit committee financial expert within the meaning of applicable SEC regulations and the Board has determined that Mr. McCurdy has the requisite accounting and financial expertise within the meaning of the listing standards of the NYSE. The Audit Committee met eight times during 2006. The Audit Committee oversees management's conduct of the financial reporting process, the system of internal, financial and administrative controls and the annual independent audit of the Company's financial statements. In addition, the Audit Committee engages the independent registered public accounting firm, reviews the independence of such independent registered public accounting firm, approves the scope of the annual activities of the independent registered public accounting firm and internal auditors and reviews audit results. The Board of Directors has adopted a written charter for the Audit Committee, which is available on the Company's website at www.mohawkind.com under the heading "Corporate Governance." See also "Audit Committee-Report of the Audit Committee of the Board of Directors of Mohawk Industries, Inc."

      The Company has a standing Compensation Committee (the "Compensation Committee"), consisting of Mr. Benatar (Chairman), Ms. Bonanno, Mr. Fiedler, and Mr. Kolb. The Compensation Committee met three times during 2006. The Compensation Committee is responsible for deciding, recommending and reviewing the compensation, including benefits, of the executive officers and directors of the Company and for administering the Company's incentive compensation plans. The Board of Directors has adopted a written charter for the Compensation Committee, which is available on the Company's website at www.mohawkind.com under the heading "Corporate Governance." See also ''Executive Compensation and Other Information-Report of the Compensation Committee of the Board of Directors of Mohawk Industries, Inc.''

      The Company has a standing Nominating and Corporate Governance Committee (the "Governance Committee"), consisting of Mr. Fiedler (Chairman), Mr. Bruckmann and Mr. McCurdy. The Governance Committee met three times in 2006. The Governance Committee is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities under the NYSE listing standards and Delaware law, identifying qualified candidates for nomination to the Board of Directors and developing and evaluating the Company's corporate governance policies. The Governance Committee also considers nominees to the Board of Directors recommended by stockholders in accordance with the requirements of the Company's Bylaws. See also "Corporate Governance-Nomination Process for the Board of Directors." The Board of Directors has adopted a written charter for the Governance Committee and Corporate Governance Guidelines recommended by the Governance Committee, both of which are available on the Company's website at www.mohawkind.com under the heading "Corporate Governance."

      Executive Sessions with Non-Management Directors. All directors who are not members of the Company's management team meet without the Chief Executive Officer and other Company personnel as needed during a portion of each non-telephonic Board of Directors meeting. The Chairmen of the Company's standing committees chair these executive sessions on a rotating basis.

2006 DIRECTOR COMPENSATION

      The following table presents certain summary information concerning director compensation paid by the Company for services rendered during the fiscal year ended December 31, 2006.

Name (1)	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Leo Benatar	37,419	-	79,748	-	-	-	117,167
Phyllis O. Bonanno	39,000	-	143,277	-	-	-	182,277
Bruce C. Bruckmann	39,923	-	79,748	-	-	-	119,671
John F. Fiedler	37,415	-	125,777	-	-	-	163,192
David L. Kolb	33,953	-	79,748	-	-	-	113,701
Larry W. McCurdy	43,888	-	79,748	-	-	-	123,636
Robert N. Pokelwaldt	38,923	-	79,748	-	-	-	118,671

(1)     Outstanding stock options held by each Director at December 31, 2006 were 20,250, 15,750, 13,725, 20,250, 13,500, 20,250, 18,000 and 14,000 for Mr. Benatar, Ms. Bonanno, Mr. Bruckmann, Mr. Fiedler, Mr. Kolb, Mr. McCurdy, Mr. Pokelwaldt and Mr. Sharpe, respectively.

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(2)     Includes fees earned for attending meetings and payment of annual retainer. Mr. Benatar, Mr. Bruckmann, Mr. Fiedler, Mr. Kolb, Mr. McCurdy and Mr. Pokelwaldt elected to take the 2006 retainer of $22,419, $19,923, $22,415, $19,953, $24,888 and $19,923, respectively, in lieu of cash, in the form of Common Stock of 287, 255, 287, 255, 319 and 255 shares, respectively, pursuant to the Company's 1997 Non-Employee Director Stock Plan. Cash representing fractional shares is carried forward to the following year. For 2006, Mr. Benatar and Mr. Kolb elected to receive their retainers in the form of phantom stock.

(3)     Represents the proportionate amount of the total fair value of stock and option awards recognized by the Company as an expense in 2006 for financial accounting purposes, excluding forfeitures related to service-based vesting conditions. The fair values of these awards and the amounts expensed in 2006 were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (FAS 123R). The awards for which expense is shown in this table include the awards described in the Grants of Plan-Based Awards table of this Proxy Statement, as well as awards granted in prior years for which the Company continued to recognize expense in 2006. The assumptions used in determining the grant date fair values of these awards are set forth in the notes to the Company's consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2006.

      Employees of the Company or its subsidiaries who are also directors do not receive any fee or remuneration for services as members of the Board of Directors or any Committee of the Board of Directors. The Company pays non-employee directors an annual retainer of $20,000 and a fee of $4,000 for each Board meeting and $1,000 for each Committee meeting attended. The Compensation Committee and Governance Committee Chairmen also receive an annual retainer of $2,500; the Audit Committee Chairman also receives an annual retainer of $5,000. Pursuant to the Company's 2002 Long-Term Incentive Plan, directors who are not employees of the Company are initially granted non-qualified stock options to purchase 11,250 shares of Common Stock as of the date they commence service as a director. On January 1 of each year, eligible non-employee directors who are directors on such date receive an option to purchase 2,250 shares of Common Stock. The exercise prices for all such option grants are based on a formula that with respect to initial grants relates to the closing sale price of the underlying Common Stock on the business day immediately preceding the date of grant and with respect to subsequent grants is the average of the closing sale prices of the underlying Common Stock on the first business day of each of the Company's four fiscal quarters during the preceding fiscal year. The Company reimburses all directors for expenses the directors incur in connection with attendance at meetings of the Board of Directors or Committees.

      In December 1996, the Board of Directors adopted the Mohawk Industries, Inc. 1997 Non-Employee Director Stock Compensation Plan (the "Director Stock Compensation Plan") to promote the long-term growth of the Company by providing a vehicle for its non-employee directors to increase their proprietary interest in the Company and to attract and retain highly qualified and capable non-employee directors. Under the Director Stock Compensation Plan, non-employee directors may elect to receive their annual cash retainer fees (excluding any meeting fees) in shares of Common Stock of the Company, based on the fair market value of the Common Stock at the beginning of each quarter. The maximum number of shares of Common Stock which may be granted under the plan is 37,500 shares, which shares may not be original issue shares. In 1997, the Director Stock Compensation Plan was amended by the Board of Directors to include an optional income deferral feature using a book entry (phantom stock) account that would fluctuate in value based on the performance of the Common Stock of the Company over the deferral period. The Board of Directors may suspend or terminate the Director Stock Compensation Plan at any time.

PROPOSAL 2: APPROVAL OF 2007 INCENTIVE PLAN

     On February 22, 2007, the Board of Directors adopted, subject to Stockholder approval at the Annual Meeting, the 2007 Incentive Plan.  The 2007 Incentive Plan will become effective as of the date it is approved by the Stockholders.  If approved, the Company will reserve 3,200,000 shares of Common Stock for issuance upon the grant or exercise of awards under the 2007 Incentive Plan.

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      The Company currently maintains the following plans (the "Existing Plans"): Mohawk Industries, Inc. 2002 Long-Term Incentive Plan (the "2002 LTIP"), Mohawk Industries, Inc. 1997 Long-Term Incentive Plan, Mohawk Industries, Inc. 1993 Stock Option Plan, Mohawk Industries, Inc. 1992 Mohawk-Horizon Stock Option Plan, Mohawk Industries, Inc. 1992 Stock Option Plan and the Dal-Tile International Inc. 1990 Stock Option Plan, as amended and restated (also known as the Dal-Tile International Inc. 2000 Amended and Restated Stock Option Plan).

      As of March 26, 2007, there were approximately 1,943,447 shares of Common Stock subject to outstanding stock options and restricted stock awards issued under the Existing Plans.  Upon the adoption of the 2002 LTIP by the Stockholders, the Company stopped granting awards under all prior plans.  If the Stockholders approve the 2007 Incentive Plan, all future equity grants to the Company's employees, officers, directors and consultants will be made from the 2007 Incentive Plan, and the Company will not grant any additional awards under the Existing Plans.  If the Stockholders do not approve the 2007 Incentive Plan, the Company will continue granting awards under the 2002 LTIP.

      A summary of the 2007 Incentive Plan is set forth below.  This summary is qualified in its entirety by the full text of the 2007 Incentive Plan, which is attached to this Proxy Statement as Appendix A.

Summary of the 2007 Incentive Plan

      Purpose.  The purpose of the 2007 Incentive Plan is to promote the Company's success by linking the personal interests of the Company's employees, officers, directors and consultants to those of the Stockholders, and by providing participants with an incentive for outstanding performance.  The 2007 Incentive Plan is also intended to enhance the Company's ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent.

      Administration.  The 2007 Incentive Plan will be administered by the Compensation Committee of the Board of Directors.  The Compensation Committee will have the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2007 Incentive Plan; and make all other decisions and determinations that may be required under the 2007 Incentive Plan.  The Board of Directors may at any time administer the 2007 Incentive Plan.

      Eligibility.  The 2007 Incentive Plan permits the grant of incentive awards to employees, officers, directors and consultants of the Company and its affiliates as selected by the Compensation Committee.  As of March 22, 2007, the number of eligible participants was approximately 1,760.  The number of eligible participants may increase over time based upon future growth of the Company and its affiliates.

      Permissible Awards.  The 2007 Incentive Plan authorizes the granting of awards in any of the following forms: options to purchase shares of the Company's common stock, which may be designated under the Code as nonstatutory stock options (which may be granted to all participants) or incentive stock options (which may be granted to officers and employees but not to non-employee directors or consultants); stock appreciation rights (SARs), which give the holder the right to receive the difference (payable in cash or stock, as specified in the award agreement) between the fair market value per share of the common stock on the date of exercise over the base price of the award (which cannot be less than the fair market value of the underlying stock as of the grant date); restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Compensation Committee; restricted or deferred stock units, which represent the right to receive shares of common stock (or an equivalent value in cash or other property, as specified in the award agreement) in the future, based upon the attainment of stated vesting or performance criteria in the case of restricted stock units; performance awards, which are awards payable in cash or stock upon the attainment of specified performance goals (any award that may be granted under the plan may be granted in the form of a performance award); dividend equivalents, which entitle the holder of an award to cash payments (or an equivalent value payable in stock or other property) equal to any dividends paid on the shares of stock underlying the award; and other stock-based awards in the discretion of the Compensation Committee, including unrestricted stock grants.

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      Shares Available for Awards.  Subject to adjustment as provided in the 2007 Incentive Plan, the aggregate number of shares of common stock reserved and available for issuance pursuant to awards granted under the 2007 Incentive Plan is 3,200,000.

      Limitations on Individual Awards.  The maximum aggregate number of shares of common stock subject to stock-based awards that may be granted under the 2007 Incentive Plan in any 12-month period to any one participant is as follows:

Type of Award	Shares
Options	100,000
Stock Appreciation Rights	100,000
Restricted Stock or Stock Units	100,000
Other Stock-Based Awards	100,000

      The maximum aggregate amount awarded or credited with respect to cash-based awards under the 2007 Incentive Plan to any one participant in any 12-month period is $3,000,000.

      Formula Grants to Non-Employee Directors. Grants of awards to non-employee directors under the 2007 Incentive Plan will be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of non-employee directors as in effect from time to time.  Accordingly, the Compensation Committee may not make discretionary grants to non-employee directors under the 2007 Incentive Plan.

      Performance Goals.  All options and SARs granted under the 2007 Incentive Plan are designed to be exempt from the $1,000,000 deduction limit imposed by Code Section 162(m).  The Compensation Committee may designate any other award granted under the 2007 Incentive Plan as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m).  If an award is so designated, the Compensation Committee must establish objectively determinable performance goals for the award based on one or more of the following business criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an affiliate or a division, region, department or function within the Company or an affiliate: revenue, sales, profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures, whether before or after taxes), earnings (EBIT, EBITDA, earnings per share, earnings after capital charge, or other corporate earnings measures), net income (before or after taxes, operating income or other income measures), cash (cash flow, cash generation or other cash measures), stock price or performance, total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price), economic value added return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales); market share, improvements in capital structure, expenses (expense management, expense ratio, expense efficiency ratios or other expense measures), business expansion or consolidation (acquisitions and divestitures), internal rate of return or increase in net present value, working capital (including, but not limited to, targets relating to inventory and/or accounts receivable), safety standards, productivity measures, cost reduction measures, strategic plan development and implementation.

      The Compensation Committee must establish such goals within 90 days after the beginning of the period for which such performance goal relates (or such later date as may be permitted under applicable tax regulations), and the Compensation Committee may for any reason reduce (but not increase) any award, notwithstanding the achievement of a specified goal.  The Compensation Committee may provide, at the time the performance goals are established, that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: asset write-downs or impairment charges, litigation or claim judgments or settlements, the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, accruals for reorganization and restructuring programs, extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30, extraordinary nonrecurring items as described in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year, acquisitions or divestitures and foreign exchange gains and losses.

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      Limitations on Transfer.  A participant generally may not assign or transfer an award other than by will or the laws of descent and distribution or, except in the case of an incentive stock option, pursuant to a domestic relations order that would satisfy the Code.  However, the Compensation Committee may permit other transfers (other than transfers for value) where it concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards.

      Treatment of Awards upon a Participant's Death or Disability.  Unless otherwise provided in an award certificate or any special plan document governing an award, upon the termination of a participant's service due to death or disability, all of that participant's outstanding options and SARs will become fully vested and will remain exercisable for a period of one year or until the earlier expiration of the original term of the option or SAR and all time-based vesting restrictions on that participant's outstanding awards will lapse as of the date of termination.  In addition, the payout opportunities attainable under all of that participant's outstanding performance-based awards will vest based on target or actual performance (depending on the time during the performance period in which the date of termination occurs), and the awards will payout on a prorata basis, based on the time elapsed prior to the date of termination.

      Treatment of Awards upon a Change in Control.  Unless otherwise provided in an award agreement or any special plan document governing an award, upon the occurrence of a change in control, all outstanding options and SARs will become fully vested and exercisable and all time-based vesting restrictions on outstanding awards will lapse.  In addition, the target payout opportunities attainable under outstanding performance-based awards will be deemed to have been fully earned as of the effective date of the change in control based upon an assumed achievement of all relevant performance goals at the "target" level, and there will be a full payout of the earned award.

      Treatment upon a Participant's Retirement.  Unless otherwise provided in an award agreement or any special plan document governing an award, upon the participant's retirement, all of that participant's outstanding options and SARs will continue to vest as if he or she had not terminated service and will remain exercisable through the first anniversary of the final vesting date (or, if earlier, the expiration of the term of the option or SAR), and all of that participant's outstanding restricted stock, restricted stock units and deferred stock units will continue to vest as if he or she had not terminated service.  If the participant competes with the Company after retirement by working for another floor covering manufacturer, such participant's awards will cease to vest, any of his or her vested options and SARs will continue to be exercisable for 30 days, and any of his or her vested restricted stock units and deferred stock units will be settled pursuant to their terms.

      Discretionary Acceleration.  Regardless of whether a change in control or termination of service by reason of death or disability has occurred, the Compensation Committee may in its sole discretion at any time determine that all or a portion of a participant's awards will become fully vested.  The Compensation Committee may discriminate among participants or among awards in exercising such discretion.

      Adjustments.  In the event of a transaction between the Company and its stockholders that causes the per-share value of the common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the 2007 Incentive Plan will be adjusted proportionately, and the Compensation Committee must make such adjustments to the 2007 Incentive Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction.  In the event of a stock split, a stock dividend, or a combination or consolidation of the outstanding common stock into a lesser number of shares, the authorization limits under the 2007 Incentive Plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

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      Termination and Amendment.  The Board or the Compensation Committee may, at any time and from time to time, terminate or amend the 2007 Incentive Plan, but if an amendment would constitute a material amendment requiring Stockholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to Stockholder approval.  In addition, the Board or the Compensation Committee may condition any amendment on the approval of the Stockholders for any other reason.  No termination or amendment of the 2007 Incentive Plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award.

      The Compensation Committee may amend or terminate outstanding awards.  However, such amendments may require the consent of the participant and, unless approved by the Stockholders, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

      Prohibition on Repricing.  As indicated above under "Termination and Amendment," outstanding stock options cannot be repriced, directly or indirectly, without Stockholder approval.  The exchange of an "underwater" option (i.e., an option having an exercise price in excess of the current market value of the underling stock) for another award would be considered an indirect repricing and would, therefore, require Stockholder approval.

      Certain Federal Income Tax Effects

      The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2007 Incentive Plan.  It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. State and local income tax consequences are not discussed, and may vary from locality to locality.

      Nonstatutory Stock Options.  There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonstatutory stock option under the 2007 Incentive Plan.  When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding federal income tax deduction.  Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

      Incentive Stock Options.  There will be no federal income tax consequences to the optionee or to the Company upon the grant of an incentive stock option.  If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction.  If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount.  While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee's alternative minimum taxable income.

      SARs.  A participant receiving a SAR under the 2007 Incentive Plan will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted.  When the participant exercises the SAR, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant and the Company will be allowed as a corresponding federal income tax deduction at that time.

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      Restricted Stock.  Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture.  When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).  If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).  Any future appreciation in the stock will be taxable to the participant at capital gains rates.  However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

      Restricted or Deferred Stock Units.  A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock unit award is granted.  Upon receipt of shares of stock (or the equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any amount he or she paid for the stock or property), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

      Performance Awards Payable in Cash.  A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a performance award payable in cash is granted (for example, when the performance goals are established).  Upon receipt of cash in settlement of the award, a participant will recognize ordinary income equal to the cash received, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

      Code Section 409A.  The 2007 Incentive Plan permits the grant of various types of incentive awards, which may or may not be exempt from Code Section 409A.  If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties.  Restricted stock awards, and stock options and SARs that comply with the terms of the 2007 Incentive Plan are designed to be exempt from the application of Code Section 409A.  Restricted and deferred stock units granted under the 2007 Incentive Plan may be subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law.  If not exempt, such awards must be specially designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

      Tax Withholding.  The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2007 Incentive Plan.

Benefits to Named Executive Officers and Others

      As of March 26, 2007, no awards had been granted under the 2007 Incentive Plan.  All awards under the 2007 Incentive Plan will be made at the discretion of the Compensation Committee other than awards to non-employee directors under the Company's director compensation program.  In prior years, each non-employee director would receive an annual grant of 2,250 options and each non-employee director would receive a one time grant of 11,250 options.  The Company is presently considering a change to the director compensation plan.  Therefore, it is not presently possible to determine the benefits or amounts that will be received by any individuals or groups pursuant to the 2007 Incentive Plan in the future.

The Board of directors Unanimously recommends a vote "For" APPROVAL OF THE 2007 Incentive Plan.

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AUDIT COMMITTEE

Report of the Audit Committee of the Board of Directors of Mohawk Industries, Inc.

      The Audit Committee members reviewed and discussed the audited financial statements for the year ended December 31, 2006 with management. The Audit Committee members also discussed the matters required to be discussed by Statement of Auditing Standards No. 61 with the Company's independent auditors. The Audit Committee received the written disclosure letter from the independent auditors required by relevant professional and regulatory standards, discussed with the independent auditors any relationships that may impact the objectivity and independence of the independent auditors and satisfied itself as to the independence of the independent auditors. In addition, the members of the Audit Committee considered whether the provision of services for the year ended December 31, 2006 described below under "Principal Accountant Fees and Services" was compatible with maintaining such independence. Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

Audit Committee
 Larry W. McCurdy-Chairman
Bruce C. Bruckmann
David L. Kolb
Robert N. Pokelwaldt

Principal Accountant Fees and Services

      The following table shows the fees rendered (in thousands) to the Company's principal independent registered public accounting firm for the audit of the Company's annual financial statements for fiscal 2006 and 2005, respectively, and fees billed for non-audit related services, tax services and all other services performed by the Company's independent registered public accounting firm during fiscal 2006 and 2005, respectively.

	2006	2005
Audit Fees (a)	$2,507	2,351
Audit-Related Fees (b)	76	554
Tax Fees (c)	-	7
All Other Fees (d)	50	-
	$2,633	2,912

(a) Audit services consist principally of the audit and quarterly reviews of the consolidated financial statements, including the review of the tax provision, the audit of internal control over financial reporting, and fees for accounting consultations on matters reflected in the consolidated financial statements.  Audit fees also include fees for other attest services required by statute or regulation (foreign or domestic), such as statutory audits in U.S. and non-U.S. locations. In addition, audit fees for 2005 included professional services rendered in connection with comfort letters issued in connection with the Company's debt offering.

(b) Audit-related services consist principally of due diligence services provided in connection with various business acquisitions, audits of financial statements of employee benefit plans and professional services related to consultation with management on the accounting for various matters.

(c) Tax services include fees for tax compliance, tax planning, and tax advice.

(d) All other fees include services related to customer due diligence.

      The Audit Committee pre-approved all audit related and tax services in fiscal 2006 and 2005. The Audit Committee has delegated to the Chairman of the Audit Committee, the authority to pre-approve audit-related, tax and non-audit related services to be performed by the Company's independent registered public accounting firm.

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COMPENSATION DISCUSSION AND ANALYSIS

General Overview

      Our objective is to have a compensation program that enables us to attract, motivate and retain highly-qualified executives who will assist us in meeting our long-range objectives, thereby serving the interests of our stockholders.  We design our compensation program with a view to attracting and retaining executive leadership of a caliber and level of experience necessary to effectively manage our complex and increasingly-global businesses. We believe that, in order to do this effectively, our program must: create a strong link between the executive's compensation and our annual and long-term financial performance;  create elements of financial risk through performance-based incentive compensation, which offer an opportunity for financial reward to the executives; closely align our executives' interests with those of our stockholders by making stock-based incentives an element of our executives' compensation; and provide our executives with total compensation opportunities at levels that are competitive for comparable positions at companies with whom we can compete for talent.

How we Determine and Assess our Executive Compensation

      Our Board of Directors bears the ultimate responsibility for approving the compensation of our named executive officers.  The Compensation Committee of our Board of Directors (the "Committee") has been delegated authority to discharge these responsibilities. Information about the Committee and its composition, responsibilities and operations can be found in this proxy statement, under the caption "Compensation Committee."

      Our determinations and assessments of executive compensation are primarily driven by two considerations: market data based on the compensation levels, programs and practices of certain other companies for comparable positions; and company and individual performance in specified areas, such as financial and operational.

Market Data

      We consider the compensation levels, programs and practices of certain other companies to assist us in setting our executive compensation so that it is market competitive.  In 2006, we used the following peer group for these purposes, which consists of companies of comparable size on both a revenue and market capitalization basis and is engaged, to varying degrees, in businesses similar to ours.  We believe that we compete, to varying degrees, for business and talent with the companies in this peer group. The peer group is comprised of American Standard, Avery Dennison, Black & Decker, Fortune Brands, Illinois Tool Works, Leggett & Platt, Masco, Newell Rubbermaid, PPG Industries, Sherwin-Williams and Stanley Works.

      We obtain information on the compensation levels, programs and practices of the companies within the peer group annually from market surveys conducted by Wachovia Insurance Services National Compensation Consulting Firm, a compensation consultant engaged by the Committee.  The Committee evaluates compensation levels for our named executive officers based upon a comparison to the market median values. The above peer group is the one we used for targeting and evaluating the compensation levels of our named executive officers for 2006. As our strategy changes and we leverage our capabilities into other markets, we will review the peer group, annually, to assure that it has an appropriate basis of comparison.

Company and Individual Performance

      While market competitiveness is important, we also use other measurements to determine our compensation levels.  To customize our compensation program and recognize individual performance and contribution to the Company, we focus on financial metrics that we believe are indicators of whether the Company and its business units are achieving our annual or longer-term business objectives, such as earnings per share, earnings after capital charge and working capital management.

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      We believe that market competitiveness and performance factors, considered in conjunction, provide a reasonably measurable assessment of executive performance that will build value for our stockholders. We consider each of these areas in making our executive compensation decisions, from setting base salaries to providing annual and longer-term rewards.

2006 Review of Compensation

      Wachovia Insurance Services National Compensation Consulting Firm assisted the Committee with a marketplace assessment of our named executive officers' 2005 compensation in comparison to the compensation for comparable positions within our peer group, which was then used as a basis for determining 2006 compensation.  The Committee analyzed available market data in terms of (i) base salary, (ii) bonus, (iii) total cash compensation, which includes base salary and annual bonus, (iv) total long-term incentive compensation, and (v) total direct compensation, which includes base salary, annual bonus and longer-term incentive opportunity.  This assessment showed that: (i) the 2005 base salaries for our named executive officers approximated the market median, except that the salaries of our chief executive officer and our chief financial officer were lower than the 50th percentile; (ii) on a total cash basis, our named executive officers received approximately the market median, except that the total cash received by our chief executive officer and our chief financial officer were lower than the 50th percentile; (iii) our named executive officers received total long-term incentive compensation significantly less than the market median; and (iv) total direct compensation for our named executive officers approximated the 40th percentile, except for our chief executive officer and chief financial officer, each of whom received total direct compensation less than the 40th percentile.

      The Committee reviewed this assessment at its February 6, 2006 meeting, together with Mr. Lorberbaum's recommendations for the named executive officers other than himself.  Since the base salaries, other than Mr. Boykin's, were in line with the market median, Mr. Lorberbaum recommended, and the Committee later approved at its February 22, 2006 meeting, a 4% increase, except as described below.  Mr. Wellborn's base salary was increased to $700,000 upon his promotion to Chief Operating Officer in November of 2005 and, as a result, no further increase was recommended.  Due to the gap between Mr. Boykin's base salary and the 50th percentile, Mr. Lorberbaum recommended, and the Committee approved an approximate 11% raise in his base salary.  The Committee estimated that this would bring his base salary closer to the 50th percentile. The Committee also recognized the shortfall in long-term incentive compensation received by our named executive officers in light of the stated compensation goals of the Committee and increased the long-term incentive compensation opportunity available to our named executive officers as a result.

      At this meeting, the Committee reviewed a tally sheet detailing the various elements of compensation of our named executive officers, including base salary and annual and long-term incentives under various hypothetical scenarios.  The Committee believes that all of these elements in the aggregate provide a reasonable and market competitive compensation opportunity for our named executive officers and that each element contributes to our compensation objectives discussed above.

Elements of our Compensation Program

      Our executive compensation program consists primarily of the following integrated components: base salary, annual incentive awards, and long-term incentive opportunities, which together comprise an executive's total direct compensation in a given year or performance period.  The program is complemented with perquisites and other executive benefits, including 401(k) matching contributions and severance benefits.

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Base Salary

      Base salary provides our executive officers with a level of compensation consistent with their skills, experience and contributions in relation to comparable positions in the competitive marketplace.  Base salary is the one fixed component of our executives' total direct compensation, in contrast to annual and long-term compensation, which is at risk based on performance.  The Committee reviews the base salaries of our executive officers annually and whenever an executive is promoted.  Mr. Lorberbaum, after taking into account the performance areas noted above, makes salary recommendations to the Committee with respect to executive officers other than himself. We evaluate our named executive officers base salaries in comparison to the median of the peer group salaries for that position to maintain competitive levels. In addition, we also consider: the executive's experience for the position; and his or her personal contribution to the financial and operational performance of the Company and our businesses.

      These other factors could cause any one executive officer's base salary to be above or below the market median for his or her comparable position.  Based on the Committee's review of marketplace comparables and the foregoing individual factors, base salaries for 2006 for our named executive officers other than Mr. Lorberbaum were increased approximately by 4% to 11% over 2005 levels. Although the Committee was inclined to increase Mr. Lorberbaum's base salary, Mr. Lorberbaum elected not to take a pay increase in 2006 in light of the significant amount of equity that he beneficially owns.  The 2006 base salaries for most of our named executive officers approximated the market median.

Annual Incentives

      Annual incentive awards provide a direct link between executive compensation and our annual performance.  Unlike base salary, which is fixed, our executives' annual bonus is at risk based on how well we and our executives perform.

      The Committee has approved an executive incentive plan (the "EIP") that, when outstanding performance is achieved, is intended to provide total cash compensation that targets the 75th percentile of total cash compensation for our peer group.  By placing a significant portion of an executive's annual pay at risk, the Committee believes that compensation is more directly related to performance and will more closely link the financial interests of the executives and those of the stockholders.  Given our business objectives, the Committee believes this policy to be appropriate and fair for both the executives and the stockholders.

      The EIP is designed to provide incentive bonus opportunities to a number of executives, including our named executive officers.  It is based on an assessment of both our overall Company and divisional performance as compared to earnings per share ("EPS"), earnings after capital charge ("EAC") and inventory turn ("Inventory Turn") thresholds established by the Committee. If the EPS threshold is attained, then the bonus calculation is based on the attainment of increasing levels of improvement of (i) 2006 EPS over targets established by the Committee, (ii) 2006 EAC over EAC targets established by the Committee, and (iii) 2006 Inventory Turns over Inventory Turn targets established by the Committee.  For each metric, we set a specific target performance goal and defined performance range around the target.  The performance range consists of a threshold - or minimum performance level (Level 1) - a target or midpoint performance level (Level 2) - and a maximum performance level (Level 3). We believe the target performance level for each metric is likely to be achieved with good performance by our executives taking into account the variability of economic and industrial conditions and that maximum performance levels are achievable only with superior performance by our executives. If the threshold performance level for a metric is not achieved, then no bonus is awarded based on that metric.  If the EPS threshold is not reached, then no bonus is awarded regardless of the performance based on EAC and Inventory Turn.  The bonus for any one metric is capped once performance achieves or exceeds the maximum performance level set for that metric.  Bonus amounts are interpolated for results falling between the threshold, target and maximum performance levels.

      A portion of each award exceeding a Level 2 established in the EIP is paid in shares of our Common Stock and issued to the participant as restricted shares under the Mohawk Industries, Inc. 2002 Long-Term Incentive Plan.  One-half of the shares granted will be restricted for one year and the other half for two years.  The Committee has the authority to interpret the EIP, make changes to it or grant special bonuses for exceptional performance as it determines appropriate.

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      While the financial metrics we use in the EIP have evolved over time, we selected these financial metrics for 2006 because we believe that they create appropriate incentives, aligned with those of our stockholders, to improve the operational efficiency and, as a result, the financial performance, of the Company.  We also believe they are good indicators of our overall performance and lead to the creation of long-term value for our stockholders.

      For the 2006 performance year, we exceeded the maximum performance goal for the EPS and EAC metric goals and above threshold for inventory turns metric goal and, as a result, our named executive officers earned 88% of the maximum payout under the EIP based on this performance. In addition, Mr. Lorberbaum recommended, and the Committee approved, that Mr. Wellborn and Mr. Boykin receive a separate special bonus of $225,000 and $100,000 in recognition of their contributions to the successful integration of the Unilin business and Mr. Thornton receive a separate special bonus of $100,000 for his contribution to the organizational development of the Flooring business. The Committee sets the annual EIP award for Mr. Lorberbaum and approves all our other executive officers' annual EIP awards after considering his recommendations.  The Grants of Plan-Based Awards table disclosed in this proxy statement shows the threshold, target and maximum EIP awards that each of our named executive officers was eligible to receive in 2006.  Their actual EIP awards earned in 2006 are disclosed in the Summary Compensation Table in this proxy statement.

Long-Term Incentives

      In addition to our EIP, the Committee has approved the 2006 Long-Term Incentive Plan ("2006 LTIP"). We believe the 2006 LTIP provides the opportunity to reward and assist us with the retention of our executives, including our named executive officers.  By aligning financial rewards with the economic interests of our stockholders, executives are encouraged to work toward achieving our long-term strategic objectives.  In 2006, our named executive officers received the opportunity to earn long-term incentive awards in the form of restricted stock or stock options. The performance goals and metrics are the same as the EIP, described above. The achievement of the threshold (Level 1) provides for the grant of 600 or 900 restricted shares in 2007, depending on the office held by the participant.  Reaching the target (Level 2) provides for the grant of 3,000 or 4,500 restricted shares in 2007, and reaching the maximum (Level 3) provides for the grant of 6,000 or 9,000 restricted shares in 2007.  Awards are interpolated between the threshold, target and maximum amounts.

      As discussed above under Annual Incentives we exceeded the maximum performance goal for the EPS and EAC metric goals and the threshold for the Inventory Turn metric goal for 2006. Awards earned for 2006 are disclosed in the narrative section of the Grants of Plan Based Awards table of this proxy statement.

Allocation of Total Direct Compensation

      Just as our stockholders put their money at risk when they invest in our Company, we believe that a significant portion of our executives' compensation should be at risk, and that the portion at risk should increase with the executive's level of responsibility.  For example, in 2006, 44% of Mr. Lorberbaum's total direct compensation was fixed (in the form of salary) and the remaining 56% was at risk: 43% was represented by his annual cash bonus award and 13% by his long-term incentive opportunity.  Our other named executive officers had similar weightings of fixed and at-risk compensation for 2006, with the following ranges: 31%-52% salary, 35%-44% annual cash bonus and 0%-32% long-term incentive opportunity.

Perquisites and Other Executive Benefits

      Perquisites and other executive benefits are a part of our executives' overall compensation.  Access to health care and other welfare benefits protects all employees' and their families' health and well-being.  We offer additional executive perquisites at the senior leadership level.  Under our executive perquisite policy, we provide our executive officers defined contribution matching benefits, health benefits and life insurance coverage benefits.  Individually and in the aggregate, we believe that the perquisites we provide to our named executive officers are appropriate to ensure that our executive compensation remains competitive.

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      For information on the incremental cost of these perquisites and other personal benefits, refer to the footnotes to the Summary Compensation Table of this proxy statement.

Retirement Benefits and Deferred Compensation

      Retirement Benefits.  Retirement benefits also fulfill an important role within our overall executive compensation objective because they provide a financial security component which promotes retention.  We believe that our retirement program, including the amount of benefit, is adequate to ensure that our executive compensation remains competitive.

      We maintain the Mohawk Carpet Corporation Retirement Savings Plan II, a tax-qualified defined contribution retirement plan in which our named executive officers are eligible to participate, along with a substantial majority of our employees.

      We maintain the Mohawk Industries, Inc. Executive Deferred Compensation Plan under which a select group of management or highly compensated employees, including our named executive officers, may elect to defer up to 25% of their pre-tax earnings and up to 100% of their year-end bonus payments and receive tax-deferred returns on those deferrals.  The account balances in this plan are unfunded and represent money that the participants have previously earned and voluntarily elect to defer in order to accumulate tax-deferred returns. We do not match contributions to the plan. Plan participants can allocate their account balances among the same investment options available under our qualified contribution retirement plan, which also accumulate on a tax-deferred basis.  We believe the provision of this deferral opportunity is a competitive practice in the marketplace.  For more information see the Nonqualified Deferred Compensation table in this proxy statement.

Severance Pay Arrangements

      Our employees, including our named executive officers other than Mr. Wellborn and Mr. De Cock, are employees at-will and, other than Mr. Wellborn and Mr. De Cock, do not have long-term employment contracts with us.  We believe that the at-will employment status of our employees affords us the necessary flexibility to remove employees when appropriate under the circumstances.  However, in order to retain and attract highly-qualified executives who may otherwise desire the protection of a long-term employment contract, our executives participate in our employee severance plan, which provides a specified number of weeks of severance pay based on continuous service time to the Company and the reason for termination of employment.

      In addition to the general severance benefits described above, Mr. Wellborn's agreement with us entitles him to certain benefits if his employment is terminated by us without cause or by Mr. Wellborn under certain circumstances specified in the agreement.  These benefits include the receipt of an amount equal to his salary for the remaining term of the agreement, which currently is set to expire on December 31, 2008, the receipt of benefits under the terms of our employee benefit plans and a pro-rated bonus.  If Mr. Wellborn's agreement is terminated for cause, he is entitled to receive only unpaid and accrued salary through the date of termination. Mr. Wellborn's options will immediately vest and become fully exercisable (i) in the event of a change in control of the Company (ii) if Mr. Wellborn is terminated without "cause" or (iii) if Mr. Wellborn resigns for "good reason."

      Mr. De Cock's management agreement with Unilin entitles him to certain benefits if the agreement is terminated without cause and with less than twelve months of notice. The benefits include the receipt of an amount equal to his annual salary multiplied by 1.85. If Mr. De Cock's agreement is terminated for cause he is entitled to receive only unpaid and accrued salary through the date of termination.

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Tax, Accounting and Other Considerations

Tax Considerations

      Section 162(m) of the U.S. Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to any one of our named executive officers.  However, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met.  To maintain flexibility in compensating our executives, the Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Committee believes that such payments are appropriate.  Accordingly, certain components of our executive compensation program are designed to be qualifying performance-based compensation under Section 162(m) while others are not.

Accounting Considerations

      With the adoption of FAS 123R, we do not expect accounting treatment of differing forms of equity awards to vary significantly and, therefore, accounting treatment is not expected to have a material effect on the selection of forms of compensation.

Equity Grant Practices

      We have not timed and will not time the grant of equity awards to coincide with, precede or follow the release of material non-public information.

Proposed Changes for 2007

      We continue to monitor the regulatory developments under Internal Revenue Code Section 409A, which was enacted as part of the American Jobs Creation Act of 2004.  Section 409A imposes substantial limitations and conditions on nonqualified deferred compensation plans, including certain types of equity compensation and separation pay arrangements.  We intend to amend our compensation arrangements, if necessary, in order to ensure their full compliance with Section 409A before the current transition period expires on December 31, 2007.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

      Decisions and recommendations regarding the compensation of our executives are made by a four member Compensation Committee composed entirely of independent directors, as determined by the Board of Directors. The following is a report of the Compensation Committee concerning our executive compensation policies for 2006.

Compensation Committee Report

      The Compensation Committee of the Board of Directors oversees the compensation programs of the Company on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management of the Company the Compensation Discussion and Analysis included in this proxy statement and based on such review and discussions recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC.

Compensation Committee

Leo Benatar-Chairman
Phyllis O. Bonanno
John F. Fiedler
David L. Kolb

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2006 Summary Compensation Table

      The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities during the fiscal years ended December 31, 2006 for (i) the Principal Executive Officer and the Principal Financial Officer of the Company, and (ii) each of the three other most highly compensated executive officers of the Company (determined as of December 31, 2006) (collectively, the ''Named Executive Officers'').

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
Jeffrey S. Lorberbaum, Chief Executive Officer .	2006	825,000	-	59,358	189,118	812,644	-	5,500	1,891,620
Frank H. Boykin, Chief Financial Officer	2006	360,000	100,000	6,183	347,340	295,514	-	5,500	1,114,537
W. Christopher Wellborn, Chief Operating Officer	2006	709,032	225,000	46,665	641,526	645,826	-	13,073	2,281,122
H. Monte Thornton, President- Mohawk Flooring	2006	488,800	100,000	23,937	280,046	307,572	-	5,500	1,205,855
Frans G. De Cock, President- Unilin	2006	564,375	-	-	-	479,715	43,909	-	1,087,999

(1)     Reflects the value of special cash bonuses awarded in light of their contributions.

(2)     Represents the proportionate amount of the total fair value of stock and option awards recognized by the Company as an expense in 2006 for financial accounting purposes, excluding forfeitures related to service-based vesting conditions. The fair values of these awards and the amounts expensed in 2006 were determined in accordance with FAS 123R. The awards for which expense is shown in this table include the awards described in the Grants of Plan-Based Awards table of this Proxy Statement, as well as awards granted in prior years for which the Company continued to recognize expense in 2006. The assumptions used in determining the grant date fair values of these awards are set forth in the notes to the Company's consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2006.

(3)     Represents the cash portion of the EIP earned in 2006. Excludes the non-cash portion of the bonus which was awarded in restricted stock on February 21, 2007. 1,466, 533, 1,890 and 188 shares were earned by Messrs. Lorberbaum, Boykin, Wellborn and Thornton valued at $92.92 per share. One half of the shares will vest February 21, 2008 and the remaining half will vest February 21 2009. In accordance with FAS 123R the value of restricted stock will be recognized in the Company's statement of operations ratably over the vesting period.

(4)     Reflects the increase during 2006 in actuarial present values of Mr. De Cock's accumulated benefits under the Insurance Group for Executives plan.

(5)     Amount related to Mr. Wellborn includes 401(k) matching contributions, medical benefits and premiums for disability and life insurance.

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2006 Grants of Plan Based Awards

      The following table sets forth information on plan based awards granted to the named executive officers in fiscal 2006.

Name	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan (1)			Estimated Future Payouts under Equity Incentive Plan Awards (2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jeffrey S. Lorberbaum	2/22/2006	495,000	742,500	990,000	900	4,500	9,000
Frank H. Boykin	2/22/2006	180,000	270,000	360,000	600	3,000	6,000
W. Christopher Wellborn	2/22/2006	354,516	638,129	850,838	900	4,500	9,000
H. Monte Thornton	2/22/2006	244,400	366,600	488,800	600	3,000	6,000
Frans G. De Cock (3)	10/31/2005	-	-	479,715	-	5,000	10,000

(1)     Represents Threshold (Level 1), Target (Level 2) and Maximum (Level 3) payout levels under the EIP for 2006. The actual amount of incentive bonus earned by each named executive officer in 2006 is reported under the Non-Equity Incentive Plan Compensation column and accompanying footnote in the Summary Compensation Table. Additional information regarding the design of the EIP is included in the Compensation Discussion and Analysis.

(2)     Represents Threshold (Level 1), Target (Level 2) and Maximum (Level 3) number of performance-based restricted stock units (an "RSU") earned by each named executive officer under the 2006 LTIP. Each earned RSU represents a contingent right to receive one share of Company Common Stock in the future. Earned RSU's will be vested at 20% per year with the initial award in 2008 and subsequent increments awarded on the anniversary of the grant date each year (or earlier in the event the executive's employment with the Company is terminated due to death or disability). RSU's earned in 2006 were 8,400; 5,600, 8,350 and 3,951 for Messrs, Lorberbaum, Boykin, Wellborn and Thornton, respectively. Additional information regarding the design of the EIP is included in the Compensation Discussion and Analysis.

(3)     Mr. De Cock's bonus is determined under his employment agreement with the Company. Under the contract, Mr. De Cock was eligible to earn 85% of his base salary based on EBITDA performance of the Company's Unilin division. In addition, Mr. De Cock was eligible to earn up to 10,000 stock options based upon the overall Company's earnings per share growth performance. Mr. De Cock earned 10,000 options in 2006.

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2006 Outstanding Equity Awards at Fiscal Year-End

      The following table sets forth information on outstanding equity awards for each of the named executive officers on December 31, 2006.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (#)	Award Vest Date
Jeffrey S. Lorberbaum	10,000	-		30.53	2/27/2011
	700	700	(1)	63.14	2/26/2012
	700	1,400	(2)	48.50	2/24/2013
	2,000	6,000	(3)	73.45	2/5/2014
	2,000	8,000	(4)	86.33	2/23/2015
						672	88.33	2/23/2007	(6)
Frank H. Boykin	1,950	-		35.13	2/16/2009
	3,500	-		30.53	2/27/2011
	2,800	700	(1)	63.14	2/26/2012
	2,100	1,400	(2)	48.50	2/24/2013
	2,400	3,600	(3)	73.45	2/5/2014
	7,000	28,000	(4)	88.33	2/23/2015
						70	88.33	2/23/2007	(6)
W. Christopher Wellborn.	20,000	5,000	(1)	63.19	3/20/2012
	2,100	1,400	(2)	48.50	2/24/2013
	5,400	8,100	(3)	73.45	2/5/2014
	2,000	8,000	(4)	88.33	2/23/2015
	10,000	40,000	(4)	81.90	11/15/2015
						526	84.40	2/23/2008	(5)
						277	88.33	2/23/2007	(6)
H. Monte Thornton	3,725	-		30.53	2/27/2011
	20,000	-		53.01	12/20/2011
	2,800	700	(1)	63.14	2/26/2012
	2,100	1,400	(2)	48.50	2/24/2013
	4,000	6,000	(3)	73.45	2/5/2014
	2,000	8,000	(4)	88.33	2/23/2015
						271	88.33	2/23/2007	(6)
Frans G. De Cock	-	-		-	-	-	-	-

(1)     Except for Mr. Wellborn, the stock options were granted on February 26, 2002 and vest ratably over five years on each of the first five anniversaries of the grant date. Mr. Wellborn's options were granted on March 20, 2002 in connection with the acquisition of Dal-Tile International Inc. and vest ratably over five years on the anniversary of the grant date.

(2)     The stock options were granted on February 24, 2003 and vest ratably over five years on each of the first five anniversaries of the grant date.

(3)     The stock options were granted on February 5, 2004 and vest ratably over five years on each of the first five anniversaries of the grant date.

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(4)     The stock options were granted on February 23, 2005 and vest ratably over five years on each of the first five anniversaries of the grant date. In addition, Mr. Wellborn was granted options on November 15, 2005 in connection with his promotion to Chief Operating Officer. The options vest ratably over five years on the anniversary of the grant date.

(5)     Restricted shares granted on February 23, 2006, in connection with Mr. Wellborn's executive annual incentive bonus for 2005. The restrictions lapsed on February 23, 2007 for 50% of the shares and the remaining 50% will lapse on February 23, 2008.

(6)     Restricted shares granted on February 23, 2005, in connection with each executive's annual incentive bonus for 2004 for Messrs. Lorberbaum, Boykin, Wellborn, and Thornton, respectively. Restrictions on these shares have lapsed on February 23, 2007.

2006 Option Exercises and Stock Vested

      The following table sets forth certain information regarding the exercise of stock options and vested stock awards by the Named Executive Officers during fiscal 2006.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)(2)
Jeffrey S. Lorberbaum	-	-	672	59,358
Frank H. Boykin	3,250	216,500	70	6,183
W. Christopher Wellborn	-	-	614	49,220
H. Monte Thornton	3,275	183,465	271	23,937
Frans G. De Cock	-	-	-	-

(1) Value realized is the difference between the fair market value of the securities underlying the options and the exercise price on the date of exercise.

(2) Value realized on vesting of restricted stock.

2006 Nonqualified Deferred Compensation

Name	Executive Contributions in the Last FY ($) (1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE
Jeffrey S. Lorberbaum	-	-	-	-	-
Frank H. Boykin	44,643	-	97,607	-	871,554
W. Christopher Wellborn	35,452	-	63,150	-	554,689
H. Monte Thornton	-	-	157,121	-	1,827,287
Frans G. De Cock	-	-	-	-	-

(1)     Reflects elective deferrals under the Executive Deferred Compensation Plan. These amounts are not reported as 2006 compensation in the Summary Compensation Table.

       The Executive Deferred Compensation Plan is a nonqualified deferred compensation plan where the named executive officers may elect to defer up to 25% of their annual base salary and up to 100% of their incentive cash bonus. Deferral elections are due prior to January 1 of each year, and are irrevocable. Mohawk directs a Trustee to invest the assets which are held in an irrevocable Rabbi Trust.  In order to provide for an accumulation of assets comparable to the contractual liabilities accruing under the Plan, Mohawk may direct the Trustee in writing to invest the assets held in the Trust to correspond to the hypothetical investments made for Participants in accordance with their direction. Deferred amounts are credited with earnings or losses based on the rate of return of mutual funds in which the assets are invested. The executive must make an election regarding payment terms at least twelve (12) months prior to payment, which may be either a lump sum, or annual installments of from two (2) to ten (10) years. If a participant dies before receiving the full value of the deferral account balances, the designated beneficiary would receive the remainder of that benefit. All accounts would be immediately distributed upon a change in control of the Company.

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2006 Pension Benefits

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Frans G. De Cock	Insurance Group for Executives	37.6	574,367	-

       The Pension Benefits table provides information regarding the number of years of credited service, the present value of accumulated benefits, and any payments made during the last fiscal year with respect to the Insurance Group for Executives (the "Pension Plan"). The Pension Plan provides a lump sum benefit upon reaching age 65 to eligible employees of the Company's Unilin division. Benefits are based on the minimum of the number of years of service divided by the maximum number of service years of 40, multiplied by 4.8 multiplied by the average salary of five years preceding retirement, or Euro 153,000 multiplied by 3.68. The maximum annual benefit is limited to Euro 153,000, indexed to the consumer price index, or approximately $197,370. The service amounts shown in the table above represent actual years of service earned under the Pension Plan. No additional years of credited service have been granted to the named executive officer under the Pension Plan. In the event of death before retirement, a benefit of the average earnings of the preceding five years multiplied by 3.68 is distributed to the surviving beneficiaries. The assumptions used in determining the present value of the accumulated benefit are set forth in the notes to the Company's consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC.

Equity Compensation Plan Information

      The following table gives information about the Common Stock that may be issued under the Company's existing equity compensation plans as of December 31, 2006.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options.	Weighted Average Exercise Price of Outstanding Options.	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans.

Equity Compensation Plans Approved by Stockholders. (1)	2,034,381	$64.43	1,674,000
Equity Compensation Plans Not Approved by Stockholders. (2)	-	-	10,637

(1) Includes the Company's 2002 Long-Term Incentive Plan, 1997 Long-Term Incentive Plan, 1993 Stock Option Plan, 1992 Mohawk-Horizon Stock Option Plan, 1992 Stock Option Plan, Dal-Tile International Inc. 2000, 1998 and 1997 Amended and Restated Stock Option Plans and DTM Investors Inc. 1990 Stock Option Plan.

(2) Includes the Non-Employee Director Stock Compensation Plan. For a brief description of the material features of the Non-Employee Director Stock Compensation Plan, see "Proposal I-Election of Directors-Meetings and Committees of the Board of Directors-Director Compensation."

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Certain Relationships and Related Transactions

    The Company's written Related Person Transaction Policy (the "Policy") was adopted by the Board of Directors on December 15, 2006 and can be obtained from the Company's website at www.mohawkind.com under the heading "Corporate Governance."  The Policy includes guidelines for identifying, reviewing, approving and ratifying Related Person Transactions, as defined in the Policy.  Related Person Transactions include any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company was, is or will be a participant and the amount involved exceeds $120,000, and in which persons designated in the Policy had, has or will have a direct or indirect material interest.  Related Person Transactions are submitted to the Audit Committee for consideration and approval, after consideration of the relevant facts and circumstances of a particular Related Party Transaction, including but not limited to: (i) the benefits to the Company; (ii) the impact on a director's independence in the event the transaction involves a director or a person related to the director; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; (v) the terms available to unrelated third parties or to employees generally; and (vi) whether the potential Related Person Transaction is consistent with the Company's Ethics Standards.

     The Company has entered into an employment agreement with Mr. Wellborn. Pursuant to the terms of the employment agreement, Mr. Wellborn receives a current base salary of $700,000. The base salary is subject to periodic review by the Company and may be adjusted either up or down, based on the Company's performance, the individual's performance, market conditions or such other factors as are deemed relevant by the Company, provided, however, that it may not be adjusted below the current level. Mr. Wellborn's employment agreement also makes him eligible to earn an annual bonus of up to 120% of the minimum base salary. In the event that Mr. Wellborn is terminated without "cause" or resigns for "good reason," Mr. Wellborn will be entitled to (i) a lump sum payment equal to his annual salary due through December 31, 2008, plus a prorated annual bonus, and (ii) continued participation in employee benefit plans until December 31, 2008. Mr. Wellborn's options shall immediately vest and become fully exercisable (i) in the event of a change in control of the Company, (ii) if Mr. Wellborn is terminated without "cause" or (iii) if Mr. Wellborn resigns for "good reason."

     On October 31, 2005, the Company entered into a three-year management agreement with Mr. De Cock. Pursuant to the terms of the management agreement, Mr. De Cock receives a current base salary of Euro 439,500 or approximately $564,375. Mr. De Cock's management agreement also makes him eligible for an annual bonus of up to 85% of his base salary. In addition, Mr. De Cock participates in Mohawk's incentive plan based on growth of Mohawk's earnings per share from year-to-year. In the event that Mr. De Cock's agreement is terminated without cause and with less than twelve months notice, Mr. De Cock will be entitled to receive an amount equal to his base pay multiplied by 1.85.

      Mr. De Cock's son is employed by the Company as President - Unilin U.S. Under the terms of his employment agreement, Mr. De Cock's son earned approximately $660,030 including bonus in 2006. In addition, Mr. De Cock's son earned approximately $896,000 under a discounted stock purchase agreement entered into in connection with the purchase of Unilin by the Company.

      Mr. Kolb purchased floor covering products valued at $136,000 from the Company during 2006. Mr. Kolb received the products at cost plus 10% on the purchase under the same policy available to Company employees.

      In connection with the hiring of Thomas Kanuk to serve as the Company's Corporate Controller, the Company provided a short-term relocation loan to Mr. Kanuk to enable him to relocate to the Company's corporate headquarters in Calhoun, Georgia prior to the sale of his home in Dallas, Texas.  The $315,000 loan was extended on October 23, 2006 and repaid in its entirety on December 22, 2006, together with interest equal to $4,427, equivalent to an annual rate of 9.0%.

Compensation Committee Interlocks and Insider Participation

      The following Directors served on the Compensation Committee during 2006: Leo Benatar, Phyllis O. Bonanno, John F. Fiedler and David L. Kolb. Mr. Kolb was previously the Chairman and Chief Executive Officer of the Company, from which he retired in 2004 and 2001, respectively. None of such persons was a party to a Related Person Transaction during 2006, except as noted above under "Certain Relationships and Related Transactions" in this proxy statement.

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Principal Stockholders of the Company

      The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of March 26, 2007, by (i) each person who is known by the Company beneficially to own more than five percent of the outstanding shares of the Common Stock, (ii) each of the Company's directors and nominees, (iii) each of the Named Executive Officers, and (iv) all of the Company's directors and executive officers as a group. Unless otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class
Ruane, Cunniff & Goldfarb, Inc.(1)	12,956,568	19.0%
Jeffrey S. Lorberbaum(2)	12,111,216	17.8
Aladdin Partners, L.P.(3)	8,798,633	12.9
Ariel Capital Management (4)	5,820,565	8.6
Select Equity Group, Inc.(5)	4,265,005	6.3
Fairholme Capital Management, L.L.C.(6)	3,398,700	5.0
David L. Kolb(7)	375,450	*
Bruce C. Bruckmann(8)	282,759	*
W. Christopher Wellborn(9)	65,895	*
H. Monte Thornton(10)	48,819	*
Harold G. Turk (11)	42,426	*
Robert N. Pokelwaldt(12)	39,838	*
Frank H. Boykin(13)	35,868	*
Leo Benatar(14)	26,055	*
Larry W. McCurdy(15)	24,385	*
John F. Fiedler(15)	19,292	*
Phyllis O. Bonanno(16)	8,597	*
Thomas J. Kanuk (17)	1,031	*
Frans G. De Cock	-	*
All directors and executive officers as a group (14 persons)	13,081,631	19.2%

 *      Less than one percent.

(1)     Based upon Schedule 13G/A dated February 14, 2007 filed with the SEC by Ruane, Cunniff & Co., Inc. The address of Ruane, Cunniff & Goldfarb, Inc. is 767 Fifth Avenue, Suite 4701, New York, New York 10153-4798.

(2)     The address of Mr. Jeffrey S. Lorberbaum is 2001 Antioch Road, Dalton, Georgia 30721. Includes 8,798,633 shares held by Aladdin Partners, L.P.; please see footnote 3 for a description of Aladdin Partners' share ownership.  Also includes 209,418 shares owned by The Alan S. Lorberbaum Family Foundation, of which Mr. Lorberbaum is a trustee and may be deemed to share voting and investment power. Includes 2,705,604 shares held by the JMS Group Limited Partnership ("JMS") and 30,000 shares held by SJL Management Co., LLC ("SJL").  SJL is the general partner of JMS. Mr. Lorberbaum is a one-third member of SJL and may be deemed to share voting and dispositive power with respect to all shares held by JMS. Includes 140,000 shares owned by Cuddy Holdings LP ("Cuddy"). Mr. Lorberbaum owns one-third of the voting shares of Helm Management Corporation, the sole general partner of Cuddy, and may be deemed to share voting and dispositive power with respect to all such shares. Mr. Lorberbaum disclaims beneficial ownership of all shares described above to the extent he does not have a pecuniary interest.  Includes 20,800 shares issuable upon the exercise of currently vested options, restricted shares of 1,466 and 8,400 pursuant to the Company's Executive Incentive Program and Long-Term Incentive Plan, respectively, and 194 shares owned pursuant to the Company's 401(k) Plan. Mr. Lorberbaum had no beneficial shares pledged as security as of March 26, 2007.

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(3)     The address of Aladdin Partners, L.P. is 2001 Antioch Road, Dalton, Georgia 30721. ASL Management Corp. is a general partner of Aladdin Partners, L.P. and shares voting and investment power with respect to these shares. The address of ASL Management Corp. is 2001 Antioch Road, Dalton, Georgia 30721. Mr. Jeffrey Lorberbaum is the owner of 100% of the outstanding voting stock of ASL Management Corp. and, as a result, may be deemed to share voting and investment power with respect to these shares. Mr. Barry L. Hoffman is a director of ASL Management Corp. and, as a result of such position, may be deemed to share voting and investment power with respect to these shares. Excludes 2,000 shares owned of record by Mr. Hoffman in his individual capacity. The address of Mr. Hoffman is 2001 Antioch Road, Dalton, Georgia 30721. Each of ASL Management Corp., Mr. Jeffrey Lorberbaum and Mr. Hoffman disclaim beneficial ownership of the shares held by Aladdin Partners, L.P. to the extent they do not have a pecuniary interest.

(4)     Based upon Schedule 13G dated February 14, 2007, filed with the SEC by Ariel Capital Management, LLC.  The address of Ariel Capital Management, LLC is 200 E. Randolph Drive, Suite 2900, Chicago, IL 60601.

(5)     Based upon Schedule 13G dated February 14, 2007, filed with the SEC by Select Equity Group, Inc.  The address of Select Equity Group, Inc. is 380 Lafayette Street, 6th Floor, New York, NY 10003-6933.

(6)     Based upon Schedule 13G dated February 14, 2007, filed with the SEC by Fairholme Capital Management, L.L.C. The address of Fairholme Capital Management, L.L.C. is 1001 Brickell Bay Dr., Suite 3112, Miami, Fl 33131.

(7)     Includes 9,000 shares issuable upon the exercise of currently vested options and 721 shares owned pursuant to the Company's 401(k) plan. Also includes 4,820 shares held by two minor children and 2,250 shares held by a family foundation.

(8)     Includes 9,225 shares issuable upon the exercise of currently vested options and 261,500 shares held by a family limited partnership.

(9)     Includes 49,900 shares issuable upon the exercise of currently vested options, and restricted shares of 2,153 and 8,350 pursuant to the Company's Executive Incentive Program and Long-Term Incentive Plan, respectively.

(10)  Includes 40,025 shares issuable upon the exercise of currently vested options, and restricted shares of 188 and 3,951 pursuant to the Company's Executive Incentive Program and Long-Term Incentive Plan, respectively.

(11)  Includes 36,500 shares issuable upon the exercise of currently vested options, and restricted shares of 535 and 5,391 pursuant to the Company's Executive Incentive Program and Long-Term Incentive Plan, respectively.

(12)  Includes 13,500 shares issuable upon the exercise of currently vested options.

(13)  Includes 29,350 shares issuable upon the exercise of currently vested options. Also, there were 533 and 5,600 shares issued pursuant to the Company's Executive Incentive Program and Long-Term Incentive Plan, respectively, and 155 shares owned pursuant to the Company's 401(k) plan.

(14)  Includes 13,500 shares issuable upon the exercise of currently vested options

(15)  Includes 15,750 shares issuable upon the exercise of currently vested options.

(16)  Includes 8,100 shares issuable upon the exercise of currently vested options.

(17)  Includes 933 restricted shares and 98 shares issued pursuant to the Company's Executive Incentive Program and Long-Term Incentive Plan, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than ten percent stockholders are required by SEC regulation to furnish the Company copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to directors, executive officers and greater than ten percent beneficial owners were complied with by such persons except for the following inadvertent late filing: (i) the statement of changes in beneficial ownership on Form 4 required to be filed by Mr. Kolb within two business days after entering into a put and call agreement for 300,000 shares on August 9, 2006, was filed on August 22, 2006, (ii) the annual statement of changes in beneficial ownership on Form 5 filed by Mr. Kolb reflecting a gift of 3,012 shares on August 8, 2005, was filed on January 17, 2007, (iii) the statement of changes in beneficial ownership on Form 4 required to be filed by Mr. Benatar within two business days after a change in beneficial ownership on January 23, 2007 for the addition of 8 shares was filed on February 12, 2007 and (iv) the statement of changes in beneficial ownership on Form 4 required to be filed by Mr. Thornton within two business days after a change in beneficial ownership on December 22, 2005 and February 9, 2006, for the disposition of 700 and 795 shares, respectively, was filed on February 21, 2007.

27

CORPORATE GOVERNANCE

Nomination Process for the Board of Directors

      The Governance Committee evaluates candidates for the Board of Directors identified by its members, other Board members, Company's management and stockholders. The Governance Committee from time to time may also retain a third-party executive search firm to identify qualified candidates for membership on the Board of Directors. A stockholder who wishes to recommend a prospective nominee for consideration by the Governance Committee should follow the procedures set forth below under "Stockholder Proposals."

      Once the Governance Committee has identified a prospective nominee, it makes an initial determination as to whether to conduct a full evaluation. In evaluating a prospective nominee, the Governance Committee may consider among other things, the following criteria: the ability of the prospective nominee to represent the interests of the stockholders of the Company; the prospective nominee's standards of integrity, commitment and independence of thought and judgment; the prospective nominee's ability to dedicate sufficient time, energy and attention to the performance of his or her duties; the extent to which the prospective nominee contributes to the range of talent, skill and expertise of the Board of Directors; and the extent to which the prospective nominee helps the Board of Directors reflect the diversity of the Company's stockholders, employees and customers.

      After completing the evaluation, the Governance Committee makes a recommendation to the Board of Directors.

Communication with Directors

      The Board of Directors has established a process by which interested parties may send communications to members of the Board of Directors. Interested parties wishing to send communications to members of the Board of Directors should write to the Mohawk Board of Directors at P.O. Box 963, Calhoun, Georgia 30703.  Interested parties should indicate whether the communication is directed to all Board members or only non-management Board members. The Company's General Counsel will relay all communications to all members of the Board or non-management directors as directed by the writer. For other information related to interested party opportunities to communicate with members of the Board of Directors (including the Company's policy with respect to attendance of directors at annual stockholder meetings), visit the Company's website at www.mohawkind.com under the heading "Corporate Governance."

Availability of Information

      The Board of Directors has adopted (i) written charters for each of the Audit Committee, the Compensation Committee and the Governance Committee, (ii) Corporate Governance Guidelines and (iii) the Mohawk Industries, Inc. Standards of Conduct and Ethics. Each of these documents is available on the Company's website at www.mohawkind.com under the heading "Corporate Governance" and will be made available in print to any stockholder who requests it.

28

STOCKHOLDER PROPOSALS

      Any proposal that a stockholder may desire to have included in the Company's proxy statement for presentation at the 2008 Annual Meeting must be received by the Company at Mohawk Industries, Inc., P.O. Box 12069, 160 South Industrial Boulevard, Calhoun, Georgia 30703, Attention: Secretary, on or prior to December 11, 2007. In addition, stockholders may intend to present a director nomination or other proposal from the floor of the 2008 Annual Meeting, and they may commence their own proxy solicitation with respect to such director nomination or other proposal. Under the Company's Bylaws, the Company must receive notice of a director nomination or other stockholder proposal prior to December 11, 2007 in order for the notice to be timely. If the Company does not receive notice of a director nomination or other stockholder proposal prior to December 11, 2007, the Company will retain discretionary voting authority over the proxies returned by stockholders for the 2008 Annual Meeting with respect to such director nomination or other stockholder proposal. Discretionary voting authority is the ability to vote proxies that stockholders have executed and returned to the Company, on matters not specifically reflected on the proxy card, and on which stockholders have not had an opportunity to vote by proxy.

OTHER MATTERS

      The Board of Directors knows of no other matters to be brought before the Annual Meeting.  However, if any other matters are properly brought before the Annual Meeting or are incidental to the conduct of the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment.

      The Audit Committee has appointed KPMG LLP as the Company's independent registered public accounting firm for 2007.  KPMG also audited the Company's financial statements and its system of internal control as of December 31, 2006. BDO Atrio Bedrijfsrevisoren Burg. CVBA audited Unilin's financial statements as of December 31, 2006.  Representatives of KPMG will be present at the Annual Meeting and will be given an opportunity to make a statement, if they desire, and to respond to appropriate questions.

      The Company will bear the cost of the solicitation of proxies on behalf of the Company. Directors, officers and other employees of the Company may, without additional compensation except for reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication.  The Company has retained Georgeson Shareholder to assist in the solicitation of proxies for a fee of not more than $7,500 plus expenses. The Company will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending the Company's proxy materials to, and obtaining instructions relating to such materials from, beneficial owners.

      If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a proxy card with respect to your shares.  Accordingly, please contact the person responsible for your account and give instructions for a proxy card to be signed representing your shares.

      A list of Stockholders entitled to be present and vote at the Annual Meeting will be available at the offices of the Company, P.O. Box 12069, 160 South Industrial Boulevard, Calhoun, Georgia 30703, for inspection by the Stockholders during regular business hours from May 4, 2007, to the date of the Annual Meeting. The list also will be available during the Annual Meeting for inspection by Stockholders who are present.

      If you cannot be present in person, you are requested to complete, sign, date and return the enclosed proxy promptly. An envelope has been provided for that purpose. No postage is required if mailed in the United States.

                                                                                               BARBARA M. GOETZ
                                                                                               Corporate Secretary

Calhoun, Georgia
April 9, 2007

29

PROXY
MOHAWK INDUSTRIES, INC.
CALHOUN, GEORGIA
ANNUAL MEETING OF STOCKHOLDERS

      The undersigned stockholder of Mohawk Industries, Inc., a Delaware corporation (''Mohawk''), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, and hereby appoints Jeffrey S. Lorberbaum and Frank H. Boykin, and each of them, proxies, with full power of substitution, for and in the name of the undersigned, to vote all shares of Mohawk Common Stock which the undersigned is entitled to vote on all matters which may come before the 2007 Annual Meeting of Stockholders (the ''Annual Meeting'') of Mohawk Industries, Inc. to be held on Wednesday, May 16, 2007 at 10:00 a.m. local time, at 160 South Industrial Boulevard, Calhoun, Georgia, and at any adjournment or adjournments thereof, unless otherwise specified herein. The proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, are further authorized to vote on matters which the Board of Directors does not know a reasonable time before making the proxy solicitation will be presented at the Annual Meeting, and are further authorized to vote on other matters which may properly come before the Annual Meeting and any adjournments thereof.

(1)  The election of three Directors, Ms. Bonanno, Mr. Kolb and Mr. Wellborn, for a term of three years and until their successors are elected and qualified:

                                                                       [    ] FOR                      [    ] WITHHOLD AUTHORITY

                                    For, except vote withheld from the following nominee:

(2)  The approval of the 2007 Long-Term Incentive Plan:

                                                                       [    ] FOR                      [    ] AGAINST                       [    ] ABSTAIN

       This Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this Proxy will be voted in accordance with the recommendation of the Board of Directors. The proxies cannot vote your shares unless you sign and return this Proxy.

      Please sign exactly as your name appears on your stock certificate and date. Where shares are held jointly, each stockholder should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                                                                                                                                   Signature of Stockholder

                                                                                                                                                       Signature of Stockholder (If held jointly)

                                                                                                                                                  Dated:                                                            , 2007

                                                                                                                                                                        Month                     Day

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MOHAWK INDUSTRIES, INC.
AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO ITS EXERCISE.

Appendix A

MOHAWK INDUSTRIES, INC.

2007 Incentive PLAN

Mohawk Industries, Inc.

2007 INCENTIVE PLAN

ARTICLE 9  RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS               13

9.1.......... Grant of Restricted Stock, Restricted Stock Units and Deferred Stock Units        13

- ii -

- iii -

Mohawk Industries, Inc.

2007 INCENTIVE PLAN

ARTICLE 1

PURPOSE

                1.1.          GENERAL.  The purpose of the Mohawk Industries, Inc. 2007 Incentive Plan (the "Plan") is to promote the success, and enhance the value, of Mohawk Industries, Inc. (the "Company"), by linking the personal interests of employees, officers, directors and consultants of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for outstanding performance.  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent.  Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company and its Affiliates.

ARTICLE 2

DEFINITIONS

                2.1.          DEFINITIONS.  When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context.  The following words and phrases shall have the following meanings:

(a)                 "Affiliate" means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b)                 "Award" means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Deferred Stock Unit Award, Performance Award, Dividend Equivalent Award, Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c)                 "Award Certificate" means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award.  Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Awards or series of Awards under the Plan.  The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d)                 "Board" means the Board of Directors of the Company.

(e)                 "Cause" as a reason for a Participant's termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, "Cause" shall mean any of the following acts by the Participant, as determined by the Committee: (i) continued neglect in the performance of duties assigned to the Participant (other than for a reason beyond the control of the Participant) or repeated unauthorized absences by the Participant during scheduled work hours; (ii) material breach by the Participant of any published Company code of conduct or code of ethics, (iii) egregious and willful misconduct, including dishonesty, fraud or continued intentional violation of Company or Affiliate policies and procedures which is reasonably determined to be detrimental to the Company or an Affiliate; (iv) final conviction of a felonious crime; or (v) repeated material failure to meet reasonable performance criteria as established by the Company or an Affiliate and communicated to the Participant.  With respect to a Participant's termination of directorship, "Cause" shall mean any of the following acts by the Participant, as determined by the Committee, unless a contrary definition is contained in the applicable Award Certificate: (i) egregious and willful misconduct, (ii) final conviction of a felonious crime, or (iii) any act or failure to act that constitutes cause for removal of a director under applicable Delaware law.  The determination of the Committee as to the existence of "Cause" shall be conclusive on the Participant and the Company.

(f)                  "Change in Control" means and includes the occurrence of any one of the following events:

(i)            The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 25% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition by a Person who is on the Effective Date the beneficial owner of 25% or more of the Outstanding Company Voting Securities, (2) any acquisition directly from the Company, (3) any acquisition by the Company, (4) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (5) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this definition; or

(ii)           Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)          Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, and (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

(g)                 "Code" means the Internal Revenue Code of 1986, as amended from time to time.  For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

(h)                 "Committee" means the committee of the Board described in Article 4.

(i)                   "Company" means Mohawk Industries, Inc., a Delaware corporation, or any successor corporation.

(j)                   "Continuous Status as a Participant" means the absence of any interruption or termination of service as an employee, officer, or director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option "Continuous Status as a Participant" means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations.  Continuous Status as a Participant shall not be considered interrupted in the following cases: (i) a Participant transfers employment between the Company and an Affiliate or between Affiliates, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant's employer from the Company or any Affiliate, or (iii) any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.  Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Status as a Participant shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive.

(k)                 "Covered Employee" means a covered employee as defined in Code Section 162(m)(3).

(l)                   "Deferred Stock Unit" means a right granted to a Participant under Article 9 to receive Shares of Stock (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

(m)                "Disability" of a Participant means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant's employer.  If the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code.  In the event of a dispute, the determination whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

(n)                 "Dividend Equivalent" means a right granted to a Participant under Article 12.

(o)                 "Effective Date" has the meaning assigned such term in Section 3.1.

(p)                 "Eligible Participant" means an employee, officer, consultant or director of the Company or any Affiliate.  Persons providing services as contractual employees of the Company or any Affiliate through a management, staffing, employee leasing, or other similar contractual arrangement shall be Eligible Participants.

(q)                 "Exchange" means any national securities exchange on which the Stock may from time to time be listed or traded.

(r)                  "Fair Market Value," on any date, means (i) if the Stock is listed on a securities exchange, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

(s)                 "Full Value Award" means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).

(t)                  "Good Reason" (or a similar term denoting constructive termination) has the meaning, if any, assigned such term in the employment, severance or similar agreement, if any, between a Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, "Good Reason" shall have the meaning, if any, give such term in the applicable Award Certificate.  If not defined in each such document, the term "Good Reason" as used herein shall mean any of the following acts by the employer without the consent of the Participant (in each case, other than an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the employer promptly after receipt of notice thereof given by the Participant): (i) the assignment to the Participant of duties materially inconsistent with the Participant's position, authority, duties or responsibilities as in effect on the date the Award is granted, or (ii) a reduction by the employer in the Participant's base salary or benefits as in effect on the date the Award is granted, unless a similar reduction is made in salary and benefits of peer employees.

(u)                 "Grant Date" of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process.  Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

(v)                 "Incentive Stock Option" means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(w)                "Independent Directors" means those members of the Board of Directors who qualify at any given time as "independent" directors under Section 303A of the New York Stock Exchange Listed Company Manual, "non-employee" directors under Rule 16b-3 of the 1934 Act, and "outside" directors under Section 162(m) of the Code.

(x)                  "Non-Employee Director" means a director of the Company who is not a common law employee of the Company or an Affiliate.

(y)                 "Nonstatutory Stock Option" means an Option that is not an Incentive Stock Option.

(z)                  "Option" means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods.  An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(aa)              "Other Stock-Based Award" means a right, granted to a Participant under Article 13, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(bb)             "Parent" means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(cc)              "Participant" means a person who, as an Eligible Participant, has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term "Participant" refers to the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(dd)             "Performance Award" means any award granted under the Plan pursuant to Article 10.

(ee)              "Plan" means the Mohawk Industries, Inc. 2007 Incentive Plan, as amended from time to time.

(ff)                "Qualified Performance-Based Award" means an Award that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 11.2, or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

(gg)             "Qualified Business Criteria" means one or more of the Business Criteria listed in Section 11.2 upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(hh)             "Restricted Stock Award" means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to risk of forfeiture.

(ii)                 "Restricted Stock Unit Award" means the right granted to a Participant under Article 9 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(jj)                 "Retirement" in the case of an employee means termination of employment with the Company, a Parent or Subsidiary after attaining age 60 with 10 years of service, and "Retirement" in the case of a non-employee director of the Company means retirement of the director in accordance with the provisions of the Company's bylaws as in effect from time to time or the failure to be re-elected or re-nominated as a director; provided in either case that the director has completed at least two three-year terms as a director of the Company.  Retirement shall not apply to consultants who are not also directors.

(kk)              "Section 162(m) Exemption" means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(ll)                 "Shares" means shares of the Company's Stock.  If there has been an adjustment or substitution pursuant to Section 15.1, the term "Shares" shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 15.1.

(mm)           "Stock" means the $0.01 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Section 15.1.

(nn)             "Stock Appreciation Right" or "SAR" means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

(oo)             "Subsidiary" means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(pp)             "1933 Act" means the Securities Act of 1933, as amended from time to time.

(qq)             "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3

EFFECTIVE TERM OF PLAN

                3.1.          EFFECTIVE DATE.  The Plan shall be effective as of the date it is approved by both the Board and the stockholders of the Company (the "Effective Date").

                3.2.          TERMINATION OF PLAN.  The Plan shall terminate on the tenth anniversary of the Effective Date unless earlier terminated as provided herein.  The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of this Plan.  Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of (a) adoption of this Plan by the Board, or (b) the Effective Date.

ARTICLE 4

ADMINISTRATION

                4.1.          COMMITTEE.  The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board.  It is intended that at least two of the directors appointed to serve on the Committee shall be Independent Directors and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award.  However, the mere fact that a Committee member shall fail to qualify as an Independent Director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.  The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board.  Unless and until changed by the Board, the Compensation Committee of the Board is designated as the Committee to administer the Plan.  The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes.  To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.  To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

                4.2.          ACTION AND INTERPRETATIONS BY THE COMMITTEE.  For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate.  The Committee's interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.  Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company's or an Affiliate's independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

                4.3.          AUTHORITY OF COMMITTEE.  Except as provided in Section 4.1 and 4.5 hereof, the Committee has the exclusive power, authority and discretion to:

(a)                 Grant Awards;

(b)                 Designate Participants;

(c)           Determine the type or types of Awards to be granted to each Participant;

(d)           Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e)           Determine the terms and conditions of any Award granted under the Plan;

(f)            Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(g)           Decide all other matters that must be determined in connection with an Award;

(h)           Establish, adopt or revise any plan, program, or policy for the grant of Awards as it may deem necessary or advisable, including but not limited to short-term incentive programs, and any special Plan documents;

(i)            Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(j)            Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(k)           Amend the Plan or any Award Certificate as provided herein; and

(l)            Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in such other jurisdictions and to meet the objectives of the Plan.

Notwithstanding the foregoing, grants of Awards to Non-Employee Directors hereunder shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors as in effect from time to time, and the Committee may not make discretionary grants hereunder to Non-Employee Directors.

4.4.          DELEGATION.  The Board may, by resolution, expressly delegate to a special committee, consisting of one or more directors who may but need not be officers of the Company, the authority, within specified parameters as to the number and terms of Awards, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to eligible participants (a) who are subject to Section 16(a) of the 1934 Act at the Grant Date, or (b) who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award.  The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Compensation Committee regarding the delegated duties and responsibilities and any Awards so granted.

4.5.          AWARD CERTIFICATES.  Each Award shall be evidenced by an Award Certificate.  Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

                5.1.          NUMBER OF SHARES.  Subject to adjustment as provided in Sections 5.2 and Section 15.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 3,200,000.  All of such Shares may be issued upon exercise of Incentive Stock Options granted under the Plan.

         5.2. SHARE COUNTING.  Shares covered by an Award shall be subtracted from the Plan share reserve as of the date of grant, but shall be added back to the Plan share reserve in accordance with this Section 5.2.

(a)    To the extent that all or any portion of an Award is canceled, terminates, expires, is forfeited or lapses for any reason, including by reason of failure to vest or achieve maximum performance goals, any unissued or forfeited Shares subject to the Award will again be available for issuance pursuant to Awards granted under the Plan.

(b)    To the extent that an Award, by its terms, cannot be settled in Shares, the Award will not reduce the number of Shares available for issuance under the Plan.  In addition, Shares subject to Awards which initially may be settled in Shares but ultimately are settled in cash will again be available for issuance pursuant to Awards granted under the Plan.

(c)    To the extent that Shares are tendered to the Company (either by actual delivery or by attestation), or are withheld from an Award, to satisfy the exercise price or tax liability resulting from an Award, such tendered or withheld shares will count against the Shares otherwise available for issuance under the Plan under Section 5.1 and will not again be available for issuance pursuant to Awards granted under the Plan.

(d)    Substitute Awards granted pursuant to Section 14.10 of the Plan will not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

                5.3.          STOCK DISTRIBUTED.  Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4.          LIMITATION ON AWARDS.  Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 15.1):

(a)    Options.  The maximum aggregate number of Shares subject to Options granted under the Plan in any 12-month period to any one Participant shall be 100,000.

(b)    SARs.  The maximum number of Shares subject to Stock Appreciation Rights granted under the Plan in any 12-month period to any one Participant shall be 100,000.

(c)    Restricted Stock or Restricted Stock Units.  The maximum aggregate number of Shares underlying of Awards of Restricted Stock or Restricted Stock Units under the Plan in any 12-month period to any one Participant shall be 100,000.

(d)    Other Stock-Based Awards.  The maximum aggregate grant with respect to Other Stock-Based Awards under the Plan in any 12-month period to any one Participant shall be 100,000 Shares.

(e)    Cash-Based Awards.  The maximum aggregate amount that may be paid with respect to cash-based Awards under the Plan to any one Participant in any fiscal year of the Company shall be $3,000,000.

ARTICLE 6

ELIGIBILITY

                6.1.          GENERAL.  Awards may be granted only to Eligible Participants.  Incentive Stock Options may be granted to only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code.  Eligible Participants who are employees of an Affiliate may only be granted Options or SARs to the extent that the Affiliate is part of: (i) the Company's controlled group of corporations, or (ii) a trade or business under common control with the Company, as of the Grant Date, as determined within the meaning of Code Section 414(b) or 414(c), and substituting for this purpose ownership of at least 50% (or 20% in the case of an Option or SAR granted to an employee of a joint venture partner based on "legitimate business criteria" within the meaning of Code Section 409A), of the Affiliate to determine the members of the controlled group of corporations and the entities under common control.

ARTICLE 7

STOCK OPTIONS

                7.1.          GENERAL.  The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)           EXERCISE PRICE.  The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 14.10) shall not be less than the Fair Market Value as of the Grant Date.

(b)           PROHIBITION ON REPRICING.  Except as otherwise provided in Section 15.1, the exercise price of an Option may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the stockholders of the Company.

(c)           TIME AND CONDITIONS OF EXERCISE.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e).  The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

(d)           PAYMENT.  The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including "cashless exercise" arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants.

(e)           EXERCISE TERM.  Except for Nonstatutory Options granted to Participants outside the United States, no Option granted under the Plan shall be exercisable for more than ten years from the Grant Date.

(f)            NO DEFERRAL FEATURE.  No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the later of the exercise or disposition of the Option, or the time the Stock acquired pursuant to the exercise of the Option first becomes substantially vested.

7.2.          INCENTIVE STOCK OPTIONS.  The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code.  If all of the requirements of Section 422 of the Code are not met, the Option shall automatically become a Nonstatutory Stock Option.

ARTICLE 8

STOCK APPRECIATION RIGHTS

                8.1.          GRANT OF Stock Appreciation Rights.  The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a)           RIGHT TO PAYMENT.  Upon the exercise of a SAR, the Participant to whom it is granted has the right to receive, for each Share with respect to which the SAR is being exercised, the excess, if any, of:

(1)             The Fair Market Value of one Share on the date of exercise; over

(2)             The base price of the SAR as determined by the Committee, which shall not be less than the Fair Market Value of one Share on the Grant Date.

(b)           PROHIBITION ON REPRICING.  Except as otherwise provided in Section 15.1, the base price of a SAR may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the stockholders of the Company.

(c)           EXERCISE TERM.  Except for SARs granted to Participants outside the United States, no SAR shall be exercisable for more than ten years from the Grant Date.

(d)           NO DEFERRAL FEATURE.  No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the later of the exercise of the SAR, or the time any Stock acquired pursuant to the exercise of the SAR first becomes substantially vested.

(e)           OTHER TERMS.  All SARs shall be evidenced by an Award Certificate.  Subject to the limitations of this Article 8, the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any SAR shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Certificate.

ARTICLE 9

RESTRICTED STOCK, RESTRICTED STOCK UNITS

AND DEFERRED STOCK UNITS

                9.1.          GRANT OF RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS.  The Committee is authorized to make Awards of Restricted Stock, Restricted Stock Units or Deferred Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee.  An Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

                9.2.          ISSUANCE AND RESTRICTIONS.  Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock).  These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.  Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, the Participant shall have all of the rights of a stockholder with respect to the Restricted Stock, and the Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units or Deferred Stock Units until such time as Shares of Stock are paid in settlement of the Restricted Stock Units or Deferred Stock Units.  Unless otherwise provided in the applicable Award Certificate, Awards of Restricted Stock will be entitled to full dividend rights and any dividends paid thereon will be paid or distributed to the holder no later than the end of the calendar year in which the dividends are paid to stockholders or, if later, the 15th day of the third month following the date the dividends are paid to stockholders.

                9.3.          FORFEITURE.  Except as otherwise provided in an Award Certificate or any special Plan document governing an Award of Restricted Stock or Restricted Stock Units, upon termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy a performance goal relating to the Award during the applicable restriction period, such Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

                9.4.          DELIVERY OF RESTRICTED STOCK.  Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant.  If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 10

PERFORMANCE AWARDS

                10.1.        GRANT OF PERFORMANCE AWARDS.  The Committee is authorized to grant any Award under this Plan, including cash-based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee.  The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3.  All Performance Awards shall be evidenced by an Award Certificate or a written program established by the Committee, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

                10.2.        PERFORMANCE GOALS.  The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee.  Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate.  If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate.  If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Committee.  The foregoing two sentences shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award if the recipient of such award (a) was a Covered Employee on the date of the modification, adjustment, change or elimination of the performance goals or performance period, or (b) in the reasonable judgment of the Committee, may be a Covered Employee on the date the Performance Award is expected to be paid.

ARTICLE 11

QUALIFIED PERFORMANCE-BASED AWARDS

11.1.        OPTIONS AND STOCK APPRECIATION RIGHTS.  The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption.

11.2.        OTHER AWARDS.  When granting any other Award, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption.  If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Business Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department or function within the Company or an Affiliate:

Revenue

Sales

Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures, whether before or after taxes)

Earnings (EBIT, EBITDA, earnings per share, earnings after capital charge, or other corporate earnings measures)

Net income (before or after taxes, operating income or other income measures)

Cash (cash flow, cash generation or other cash measures)

Stock price or performance

Total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

Economic value added

Return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales);

Market share

Improvements in capital structure

Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

Business expansion or consolidation (acquisitions and divestitures)

Internal rate of return or increase in net present value

Working capital (including, but not limited to, targets relating to inventory and/or accounts receivable)

 Safety standards

Productivity measures

Cost reduction measures

Strategic plan development and implementation

Performance goals with respect to the foregoing Qualified Business Criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate.  Any member of a comparator group or an index that disappears during a measurement period shall be disregarded for the entire measurement period.  Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

11.3.        PERFORMANCE GOALS.  Each Qualified Performance-Based Award (other than a market-priced Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived, in whole or in part, upon (i) the termination of employment of a Participant by reason of death, Retirement or Disability, or (ii) the occurrence of a Change in Control. Performance periods established by the Committee for any such Qualified Performance-Based Award may be as short as three months and may be any longer period.  In addition, the Committee has the right, in connection with the grant of a Qualified Performance-Based Award, to exercise negative discretion to determine that the portion of such Award actually earned, vested and/or payable (as applicable) shall be less than the portion that would be earned, vested and/or payable based solely upon application of the applicable performance goals.

11.4.        INCLUSIONS AND EXCLUSIONS FROM PERFORMANCE CRITERIA.  The Committee may provide in any Qualified Performance-Based Award, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any of the following events that occurs during a performance period: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30; (f) extraordinary nonrecurring items as described in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year; (g) acquisitions or divestitures; and (h) foreign exchange gains and losses.  To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

11.5.        CERTIFICATION OF PERFORMANCE GOALS.  Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to Section 11.3 above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.  Except as specifically provided in Section 11.3, no Qualified Performance-Based Award held by a Covered Employee or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

11.6.        AWARD LIMITS.  Section 5.4 sets forth (i) the maximum number of Shares that may be granted in any one-year period to a Participant in designated forms of stock-based Awards, and (ii) the maximum aggregate dollar amount that may be paid with respect to cash-based Awards under the Plan to any one Participant in any fiscal year of the Company.

ARTICLE 12

DIVIDEND EQUIVALENTS

12.1.        GRANT OF DIVIDEND EQUIVALENTS.  The Committee is authorized to grant Dividend Equivalents with respect to Full Value Awards granted hereunder, subject to such terms and conditions as may be selected by the Committee.  Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of Shares subject to a Full Value Award, as determined by the Committee.  The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional Shares, or otherwise reinvested.  Unless otherwise provided in the applicable Award Certificate, Dividend Equivalents will be paid or distributed no later than the 15th day of the 3rd month following the later of (i) the calendar year in which the corresponding dividends were paid to stockholders, or (ii) the first calendar year in which the Participant's right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture.

ARTICLE 13

STOCK OR OTHER STOCK-BASED AWARDS

                13.1.        GRANT OF STOCK OR OTHER STOCK-BASED AWARDS.  The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a "bonus" and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries.  The Committee shall determine the terms and conditions of such Awards.

ARTICLE 14

PROVISIONS APPLICABLE TO AWARDS

                14.1.        TERM OF AWARD.  The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Option or a Stock Appreciation Right exceed a period of ten years from its Grant Date.

                14.2.        FORM OF PAYMENT FOR AWARDS.  At the discretion of the Committee, payment of Awards may be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine.  In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions.  Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Committee; provided, however, that no payment of Awards shall be made earlier than the first date that such payment may be made without causing the assessment of an additional tax under Section 409A of the Code.

                14.3.        LIMITS ON TRANSFER.  No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate.  No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

                14.4.        STOCK TRADING RESTRICTIONS.  All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded.  The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

14.5.        ACCELERATION UPON DEATH OR DISABILITY.  Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the termination of a person's Continuous Status as a Participant by reason of death or Disability:

(i)            all of that Participant's outstanding Options and SARs shall become fully exercisable, and shall thereafter remain exercisable for a period of one (1) year or until the earlier expiration of the original term of the Option or SAR;

(ii)                 all time-based vesting restrictions on that Participant's outstanding Awards shall lapse as of the date of termination; and

(iii)          the payout opportunities attainable under all of that Participant's outstanding performance-based Awards shall be deemed to have been fully earned as of the date of termination as follows:

(A)          if the date of termination occurs during the first half of the applicable performance period, all relevant performance goals will be deemed to have been achieved at the "target" level, and

(B)           if the date of termination occurs during the second half of the applicable performance period, the actual level of achievement of all relevant performance goals against target will be measured as of the end of the calendar quarter immediately preceding the date of termination, and

(C) in either such case, there shall be a pro rata payout to the Participant or his or her estate within thirty (30) days following the date of termination (or, if later, the first date that such payment may be made without causing the assessment of an additional tax under Section 409A of the Code) based upon the length of time within the performance period that has elapsed prior to the date of termination.

To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

                14.6.        ACCELERATION UPON A CHANGE IN CONTROL.  Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the occurrence of a Change in Control, (i) all outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, and (ii) all time-based vesting restrictions on outstanding Awards shall lapse.  Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the occurrence of a Change in Control, the target payout opportunities attainable under all outstanding performance-based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon an assumed achievement of all relevant performance goals at the "target" level and there shall be pro rata payout to Participants within thirty (30) days following the effective date of the Change in Control based upon the length of time within the performance period that has elapsed prior to the Change in Control.

                14.7.        ACCELERATION FOR ANY OTHER REASON.  Regardless of whether an event has occurred as described in Section 14.5 or 14.6 above, and subject to Article 11 as to Qualified Performance-Based Awards, the Committee may in its sole discretion at any time determine that all or a portion of a Participant's Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare.  The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 14.7.  Notwithstanding anything in the Plan, including this Section 14.7, the Committee may not accelerate the payment of any Award if such acceleration would violate Section 409A(a)(3) of the Code.

                14.8.        TREATMENT UPON RETIREMENT.  Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the Participant's Retirement:

(i)            each of that Participant's outstanding Options and SARs shall continue to vest as if the Participant's Continuous Status as a Participant had not terminated and will remain exercisable through the first anniversary of the final vesting date (or, if earlier, the expiration of the term of the Option or SAR); provided, however, that if the Participant competes with the Company after retirement by working for another floor covering manufacturer, as determined in the sole discretion of the Committee, the Participant's Options and SARs will cease to vest, any of his or her unvested Options and SARs will terminate immediately, and any of his or her vested Options and SARs will continue to be exercisable for a period of thirty (30) days from the date the Committee makes a determination that the Participant engaged in competitive activities;  and

(ii)           each of that Participant's outstanding Restricted Stock, Restricted Stock Units and Deferred Stock Units shall continue to vest as if the Participant's Continuous Status as a Participant had not terminated; provided, however, that if the Participant competes with the Company after retirement by working for another floor covering manufacturer, as determined in the sole discretion of the Committee, the Participant's Restricted Stock Units and Deferred Stock Units will cease to vest, any of his or her unvested Restricted Stock Units will terminate immediately, and any of his or her vested Restricted Stock Units and Deferred Stock Units will be settled pursuant to their terms.

To the extent that this provision causes Incentive Stock Options to fail to meet the requirements of Code Section 422, such Options shall be deemed to be Nonstatutory Stock Options.  To the extent that, pursuant to this provision, any Incentive Stock Options are exercised more than three months after the date of the Participant's termination due to Retirement, such Options shall be deemed to be Nonstatutory Stock Options.

14.9.        FORFEITURE EVENTS.  The Committee may specify in an Award Certificate that the Participant's rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company or Affiliate policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate.

14.10.      SUBSTITUTE AWARDS.  The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation.  The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 15

CHANGES IN CAPITAL STRUCTURE

                15.1.        MANDATORY ADJUSTMENTS.  In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction.  Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable.  Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

15.2         DISCRETIONARY ADJUSTMENTS.  Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 15.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing.  The Committee's determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

15.3         GENERAL.  Any discretionary adjustments made pursuant to this Article 15 shall be subject to the provisions of Section 16.2.  To the extent that any adjustments made pursuant to this Article 15 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 16

AMENDMENT, MODIFICATION AND TERMINATION

                16.1.        AMENDMENT, MODIFICATION AND TERMINATION.  The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

                16.2.        AWARDS PREVIOUSLY GRANTED.  At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a)         Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant's consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b)           The original term of an Option or SAR may not be extended without the prior approval of the stockholders of the Company;

(c)           Except as otherwise provided in Section 15.1, the exercise price of an Option or SAR may not be reduced, directly or indirectly, without the prior approval of the stockholders of the Company; and

(d)           No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby.  An outstanding Award shall not be deemed to be "adversely affected" by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

16.3.        COMPLIANCE AMENDMENTS.  Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder.  By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 16.3 to any Award granted under the Plan without further consideration or action.

ARTICLE 17

GENERAL PROVISIONS

                17.1.        RIGHTS OF PARTICIPANTS.

(a)           No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan.  Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

(b)           Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant's employment or status as an officer, or any Participant's service as a director, at any time, nor confer upon any Participant any right to continue as an employee, officer, or director of the Company or any Affiliate, whether for the duration of a Participant's Award or otherwise.

(c)           Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or an of its Affiliates.

(d)           No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

                17.2.        WITHHOLDING.  The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan.  With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.  All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

17.3.        SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a)           Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute "deferred compensation" for purposes of Section 409A of the Code would otherwise be payable or distributable under the Plan or any Award Certificate by reason the occurrence of a Change in Control or the Participant's Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless (i) the circumstances giving rise to such Change in Control, Disability or separation from service meet the description or definition of "change in control event", "disability" or "separation from service", as the case may be, in Section 409A of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise.  In addition, the payment or distribution of any amount or benefit by reason of a "separation from service" to any person who is a "specified employee" (as defined in  Code Section 409A) shall be delayed for such period of time, if any, as may be required to avoid a an additional tax under Code Section 409A.  This Section 17.3 does not prohibit the vesting of any Award or the vesting of any right to eventual payment or distribution of any amount or benefit under the Plan or any Award Certificate.

(b)           Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent necessary to avoid the application of Section 409A of the Code, (i) the Committee may not amend an outstanding Option, SAR or similar Award to extend the time to exercise such Award beyond the later of the 15th day of the third month following the date at which, or December 31 of the calendar year in which, the Award would otherwise have expired if the Award had not been extended, based on the terms of the Award at the original Grant Date (the "Safe Harbor Extension Period"), and (ii) any purported extension of the exercise period of an outstanding Award beyond the Safe Harbor Extension Period shall be deemed to be an amendment to the last day of the Safe Harbor Extension Period and no later.

                17.4.        UNFUNDED STATUS OF AWARDS.  The Plan is intended to be an "unfunded" plan for incentive and deferred compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.  This Plan is not intended to be subject to ERISA.

                17.5.        RELATIONSHIP TO OTHER BENEFITS.  No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.

                17.6.        EXPENSES.  The expenses of administering the Plan shall be borne by the Company and its Affiliates.

                17.7.        TITLES AND HEADINGS.  The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

                17.8.        GENDER AND NUMBER.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

                17.9.        FRACTIONAL SHARES.  No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

                17.10.      GOVERNMENT AND OTHER REGULATIONS.

(a)           Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b)           Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee.  Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements.  The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee's determination that all related requirements have been fulfilled.  The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

                17.11.      GOVERNING LAW.  To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Delaware.

                17.12.      ADDITIONAL PROVISIONS.  Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

17.13.      NO LIMITATIONS ON RIGHTS OF COMPANY.  The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.  The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person.  If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

17.14.      INDEMNIFICATION.  Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

The foregoing is hereby acknowledged as being the Mohawk Industries, Inc. 2007 Incentive Plan as adopted by the Board on February 22, 2007 and by the stockholders on _____________, 2007.

                                                                                                MOHAWK INDUSTRIES, INC.

                                                                                                By:  __________________________

                                                                                                Its: ___________________________